Exhibit 99.2




                        AGREEMENT AND PLAN OF MERGER

                        dated as of February 8, 2000

                                by and among

                         ANTHRACITE CAPITAL, INC.,

                        ANTHRACITE ACQUISITION CORP.

                                    and

                               CORE CAP, INC.






                             TABLE OF CONTENTS

           This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.


                                                                                                               Page
                                                                                                                No.
                                                                                                               ---
ARTICLE I THE MERGER..............................................................................................1
         1.01     The Merger......................................................................................1
         1.02     Closing.........................................................................................1
         1.03     Effective Time..................................................................................2
         1.04     Certificate of Incorporation and Bylaws of the Surviving Corporation............................2
         1.05     Directors and Officers of the Surviving Corporation.............................................2
         1.06     Effects of the Merger...........................................................................2
         1.07     Further Assurances..............................................................................2

ARTICLE II CONVERSION OF SHARES...................................................................................3
         2.01     Conversion of Capital Stock.....................................................................3
         2.02     Exchange of Certificates........................................................................5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................8
         3.01     Organization and Qualification..................................................................8
         3.02     Capital Stock...................................................................................8
         3.03     Authority Relative to This Agreement............................................................9
         3.04     Non-Contravention; Approvals and Consents......................................................10
         3.05     Financial Reports..............................................................................11
         3.06     Absence of Certain Changes or Events...........................................................11
         3.07     Absence of Undisclosed Liabilities.............................................................11
         3.08     Legal Proceedings..............................................................................12
         3.09     Information Supplied...........................................................................12
         3.10     Compliance with Laws and Orders................................................................12
         3.11     Investment Company Act.........................................................................13
         3.12     Compliance with Agreements; Certain Agreements.................................................13
         3.13     Mortgage Backed Securities.....................................................................14
         3.14     Mortgage Loans.................................................................................14
         3.15     Indebtedness...................................................................................15
         3.16     Taxes..........................................................................................16
         3.17     Employee Benefit Plans; ERISA..................................................................17
         3.18     Labor Matters..................................................................................18
         3.19     Real Property; Mortgage Loans..................................................................18
         3.20     Intellectual Property Rights...................................................................18
         3.21     Vote Required..................................................................................18
         3.22     Financial Advisor..............................................................................19
         3.23     Ownership of Parent Common Stock...............................................................19
         3.24     Affiliate Transactions.........................................................................19
         3.25     Article FIFTH of the Company's Certificate of Incorporation and Section 203 of the DGCL Not
                  Applicable.....................................................................................19

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB......................................................19
         4.01     Organization and Qualification.................................................................19
         4.02     Capital Stock..................................................................................20
         4.03     Authority Relative to This Agreement...........................................................21
         4.04     Non-Contravention; Approvals and Consents......................................................21
         4.05     SEC Reports and Financial Statements...........................................................22
         4.06     Absence of Certain Changes or Events...........................................................23
         4.07     Absence of Undisclosed Liabilities.............................................................23
         4.08     Legal Proceedings..............................................................................23
         4.09     Information Supplied...........................................................................24
         4.10     Compliance with Laws and Orders................................................................24
         4.11     Investment Company Act.........................................................................24
         4.12     Compliance with Agreements; Certain Agreements.................................................25
         4.13     Mortgage Backed Securities.....................................................................25
         4.14     Mortgage Loans.................................................................................26
         4.15     Taxes..........................................................................................27
         4.16     Employee Benefit Plans; ERISA..................................................................28
         4.17     Labor Matters..................................................................................28
         4.18     Environmental Matters..........................................................................28
         4.19     Intellectual Property Rights...................................................................29
         4.20     Opinion of Financial Advisor...................................................................29
         4.21     Ownership of Company Common Stock..............................................................29
         4.22     Affiliate Transactions.........................................................................29
         4.23     Ownership Limit Restrictions of Parent's Articles of Incorporation and Section
                     3-602 of the Maryland General Corporation Law Not Applicable................................30

ARTICLE V COVENANTS..............................................................................................30
         5.01     Conduct of Business by the Company.............................................................30
         5.02     Conduct of Business by Parent and Sub..........................................................32
         5.03     Covenants of the Company and Parent............................................................34
         5.04     No Solicitations...............................................................................35
         5.05     Purchases of Common Stock of the Other Party...................................................36
         5.06     Management Agreement Assignment Agreement......................................................36

ARTICLE VI ADDITIONAL AGREEMENTS.................................................................................36
         6.01     Access to Information..........................................................................36
         6.02     Preparation of Registration Statement and Proxy Statement......................................37
         6.03     Approval of Stockholders.......................................................................37
         6.04     Company Affiliates.............................................................................38
         6.05     Stock Exchange Listing.........................................................................38
         6.06     Regulatory and Other Approvals.................................................................38
         6.07     Company Option Plan............................................................................38
         6.08     Directors' and Officers' Indemnification and Insurance.........................................39
         6.09     Parent Governance..............................................................................41
         6.10     Expenses.......................................................................................41
         6.11     Brokers or Finders.............................................................................41
         6.12     Takeover Statutes..............................................................................41
         6.13     Conveyance Taxes...............................................................................42
         6.14     Letters of Accountants.........................................................................42
         6.15     Coordination of Dividends......................................................................42

ARTICLE VII CONDITIONS...........................................................................................42
         7.01     Conditions to Each Party's Obligation to Effect the Merger.....................................43
         7.02     Conditions to Obligation of Parent and Sub to Effect the Merger................................43
         7.03     Conditions to Obligation of the Company to Effect the Merger...................................44

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER...................................................................46
         8.01     Termination....................................................................................46
         8.02     Effect of Termination..........................................................................47
         8.03     Amendment......................................................................................48
         8.04     Waiver.........................................................................................48

ARTICLE IX GENERAL PROVISIONS....................................................................................49
         9.01     Non-Survival of Representations, Warranties, Covenants and Agreements..........................49
         9.02     Notices........................................................................................49
         9.03     Entire Agreement; Incorporation of Exhibits....................................................50
         9.04     Public Announcements...........................................................................50
         9.05     No Third Party Beneficiary.....................................................................51
         9.06     No Assignment; Binding Effect..................................................................51
         9.07     Headings.......................................................................................51
         9.08     Invalid Provisions.............................................................................51
         9.09     Governing Law..................................................................................51
         9.10     Enforcement of Agreement.......................................................................51
         9.11     Certain Definitions............................................................................52
         9.12     Counterparts...................................................................................53

EXHIBITS

EXHIBIT A Form of Articles Supplementary for Parent Preferred Stock EXHIBIT B Form of Affiliate Agreement
EXHIBIT C  Form of Opinion of Company's Counsel
EXHIBIT D  Form of REIT Opinion of Company's Counsel
EXHIBIT E  Form of Opinion of Parent's Counsel
EXHIBIT F  Form of REIT Opinion of Parent's Counsel
EXHIBIT G  Form of Opinion of Parent's Local Counsel

SCHEDULES

SCHEDULE I Computation of Net Asset Value
SCHEDULE 7.01(E)


                         GLOSSARY OF DEFINED TERMS



     The following terms, when used in this Agreement, have the meanings ascribed to them in the corresponding Sections of this Agreement listed below:

"affiliate"                                       --       Section 9.11(a)
"Affiliate Agreement"                             --       Section 6.04
"Agreement"                                       --       Preamble
"Alternative Proposal"                            --       Section 5.04
"Appraisals"                                      --       Section 2.01(c)(i)
"Appraisers"                                      --       Section 2.01(c)(i)
"Benchmark Price"                                 --       Section 2.01(c)(i)
"beneficially"                                    --       Section 9.11(b)
"Break-up Fee"                                    --       Section 8.02(b)
"business day"                                    --       Section 9.11(c)
"Certificate of Merger"                           --       Section 1.03
"Certificates"                                    --       Section 2.02(b)
"Class A Common Stock"                            --       Section 2.01(b)
"Class B Common Stock"                            --       Section 2.01(b)
"Closing"                                         --       Section 1.02
"Closing Date"                                    --       Section 1.02
"Code"                                            --       Section 2.02(f)
"Common Stock Conversion Number"                  --       Section 2.01(c)(i)
"Company"                                         --       Preamble
"Company Affiliates"                              --       Section 6.04
"Company Common Stock"                            --       Section 2.01(b)
"Company Disclosure Letter"                       --       Section 3.01
"Company Employee Benefit Plans"                  --       Section 3.17(d)(i)
"Company Financial Information"                   --       Section 3.05
"Company MBS"                                     --       Section 3.13(a)
"Company MBS Certificates"                        --       Section 3.13(a)
"Company Mortgage Files"                          --       Section 3.14(a)
"Company Mortgage Loans"                          --       Section 3.14(a)
"Company Mortgage Notes"                          --       Section 3.14(a)
"Company Permits"                                 --       Section 3.10
"Company Permitted Liens"                         --       Section 3.13(a)
"Company Principal MBS Agreements"                --       Section 3.13(b)
"Company Series A Preferred Stock"                --       Section 2.01(b)
"Company Stock"                                   --       Section 2.01(b)
"Company Stock Option"                            --       Section 6.07
"Company Stockholders' Approval"                  --       Section 6.03
"Company Stockholders' Meeting"                   --       Section 6.03
"Confidentiality Agreement"                       --       Section 6.01
"Constituent Corporations"                        --       Section 1.01
"Contracts"                                       --       Section 3.04(a)
"control," "controlling," "controlled
   by" and "under common control with"            --       Section 9.11(a)
"DGCL"                                            --       Section 1.01
"Disputed Values"                                 --       Section 2.01(c)(i)
"Dissenting Share"                                --       Section 2.01(d)(i)
"Effective Time"                                  --       Section 1.03
"Environmental Laws"                              --       Section 4.18(e)
"Environmental Liability"                         --       Section 4.18(a)
"ERISA"                                           --       Section 3.17(d)(i)
"Evaluation Material"                             --       Section 6.01
"Exchange Act"                                    --       Section 4.05
"Exchange Agent"                                  --       Section 2.02(a)
"Exchange Fund"                                   --       Section 2.02(a)
"Expense Fee"                                     --       Section 8.02(b)
"Governmental or Regulatory Authority"            --       Section 3.04(a)
"group"                                           --       Section 9.11(g)
"Indebtedness"                                    --       Section 3.15
"Indemnified Liabilities"                         --       Section 6.08(a)
"Indemnified Parties"                             --       Section 6.08(a)
"Indemnifying Party"                              --       Section 6.08(a)
"Intellectual Property"                           --       Section 3.20
"knowledge"                                       --       Section 9.11(d)
"laws"                                            --       Section 3.04(a)
"Liens"                                           --       Section 9.11(e)
"Management Agreement Assignment Agreement"       --       Section 5.06
"material", "material adverse
   effect" and "materially adverse"               --       Section 9.11(f)
"MBS"                                             --       Section 3.13(a)
"Merger"                                          --       Preamble
"Mortgage Loan"                                   --       Section 7.02(f)
"Net Asset Value"                                 --       Section 2.01(c)(i)
"Net Asset Valuation"                             --       Section 2.01(c)(i)
"New Parent Preferred Stock"                      --       Section 2.01(c)(i)
"NYSE"                                            --       Section 2.01(c)(i)
"Options"                                         --       Section 3.02(a)
"orders"                                          --       Section 3.04(a)
"Parent"                                          --       Preamble
"Parent Common Stock"                             --       Section 2.01(c)(i)
"Parent Disclosure Letter"                        --       Section 4.01
"Parent Financial Statements"                     --       Section 4.05
"Parent MBS"                                      --       Section 4.13(a)
"Parent MBS Certificates"                         --       Section 4.13(a)
"Parent Mortgage Files"                           --       Section 4.14(a)
"Parent Mortgage Loans"                           --       Section 4.14(a)
"Parent Mortgage Notes"                           --       Section 4.14(a)
"Parent Permits"                                  --       Section 4.10
"Parent Permitted Liens"                          --       Section 4.13(a)
"Parent Preferred Stock"                          --       Section 4.02(a)
"Parent Principal MBS Agreements"                 --       Section 4.13(b)
"Parent SEC Reports"                              --       Section 4.05
"Parent Stock"                                    --       Section 2.01(c)(i)
"person"                                          --       Section 9.11(g)
"Plan"                                            --       Section 3.17(d)(ii)
"Proxy Statement"                                 --       Section 3.09
"Purchased Loans"                                 --       Section 7.02(f)
"Registration Statement"                          --       Section 3.09
"Representatives"                                 --       Section 9.11(h)
"Sales Price"                                     --       Section 2.01(c)(i)
"SEC"                                             --       Section 3.04(b)
"Secretary of State"                              --       Section 1.03
"Securities Act"                                  --       Section 3.04(b)
"Sub"                                             --       Preamble
"Sub Common Stock"                                --       Section 2.01(a)
"Subsidiary"                                      --       Section 9.11(i)
"Surviving Corporation"                           --       Section 1.01
"Surviving Corporation Common Stock"              --       Section 2.01(a)
"Taxes"                                           --       Section 3.16(b)
"Termination Fee"                                 --       Section 8.02(c)
"Termination Fee Opinion"                         --       Section 8.02(c)
"Termination Year"                                --       Section 8.02 (c)
"Trading Day"                                     --       Section 2.01(c)(i)
"Transfer Taxes"                                  --       Section 6.13




     This AGREEMENT AND PLAN OF MERGER dated as of February 8, 2000 ("this Agreement") is made and entered into by and among Anthracite Capital, Inc., a Maryland corporation ("Parent"), Anthracite Acquisition Corp., a Delaware corporation wholly owned by Parent ("Sub"), and CORE Cap, Inc., a Delaware corporation (the "Company").

     WHEREAS, the Boards of Directors of Parent, Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders to consummate, and have approved, the business combination transaction provided for herein in which Sub would merge with and into the Company and the Company would become a wholly-owned subsidiary of Parent (the "Merger");

     WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interests of their respective stockholders, and Parent has approved this Agreement and the Merger as the sole stockholder of Sub;

     WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     WHEREAS, Parent intends at all times following the Effective Time to maintain 50% or more of its investments in high quality residential mortgage loans and securities;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                 ARTICLE I
                                 THE MERGER


     1.01 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Sub shall be merged with and into the Company in accordance with the General Corporation Law of the State of Delaware (the "DGCL"). At the Effective Time, the separate existence of Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). Sub and the Company are sometimes referred to herein as the "Constituent Corporations". As a result of the Merger, the outstanding shares of capital stock of the Constituent Corporations shall be converted or cancelled in the manner provided in
Article II.

     1.02 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 8.01, subject to Section 2.01(c), and subject to the satisfaction or waiver (where applicable) of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, NY 10005 at 10:00 a.m., local time, on the third business day following the first day upon which all of the conditions set forth in Sections 7.01(a) and 7.02(f) have been satisfied (assuming satisfaction of all other conditions), unless another date, time or place is agreed to in writing by the parties hereto (the "Closing Date"). At the Closing there shall be delivered to Parent, Sub and the Company the certificates and other documents and instruments required to be delivered under Article VII.

     1.03 Effective Time. At the Closing, a certificate of merger (the "Certificate of Merger") shall be duly prepared and executed by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Delaware (the "Secretary of State") for filing, as provided in
Section 251 of the DGCL, as soon as practicable on the Closing Date. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State (the date and time of such filing being referred to herein as the "Effective Time").

     1.04 Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, (i) the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, and (ii) the Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

     1.05 Directors and Officers of the Surviving Corporation. The directors of Sub and the officers of Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

     1.06 Effects of the Merger. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the DGCL.

     1.07 Further Assurances. Each party hereto will, either prior to or after the Effective Time, execute such further documents, instruments, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, privileges, rights, approvals, immunities and franchises of either of the Constituent Corporations or to effect the other purposes of this Agreement.


                                ARTICLE II
                            CONVERSION OF SHARES


     2.01 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

     (a) Capital Stock of Sub. Each issued and outstanding share of the common stock, par value $.001 per share, of Sub ("Sub Common Stock") shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). Each certificate representing outstanding shares of Sub Common Stock shall at the Effective Time represent an equal number of shares of Surviving Corporation Common Stock.

     (b) Cancellation of Treasury Stock and Stock Owned by Parent and Subsidiaries. All shares of Class A common stock, par value $.01 per share, of the Company (the "Class A Common Stock"), all shares of Class B common stock, par value $.01 per share, of the Company ( the "Class B Common Stock", and collectively, the "Company Common Stock") and all shares of 10% Cumulative Convertible Series A Preferred Stock, par value $.01 per share, of the Company (the "Company Series A Preferred Stock", and together with the Company Common Stock, the "Company Stock") that are owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent, Sub or any other wholly-owned Subsidiary of Parent shall be canceled and retired and shall cease to exist, and no stock of Parent or other consideration shall be delivered in exchange therefor.

     (c) Exchange Ratio for Company Stock. (i) Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b) and other than Dissenting Shares) shall be converted into the right to receive the number (the "Common Stock Conversion Number") of fully paid and nonassessable shares of common stock, par value $.001 per share, of Parent ("Parent Common Stock") which have an aggregate Net Asset Value equal to 1.05 multiplied by the Net Asset Value of one share of Company Common Stock (as adjusted pursuant to the proviso at the end of this sentence, provided, however, that if the mean average of the Sales Prices of a whole share of Parent Common Stock on the ten consecutive Trading Days ending three Trading Days prior to the Closing Date is below $6.00 per share (the "Benchmark Price"), at the option of the Company the Common Stock Conversion Number shall be multiplied by a fraction the numerator of which is the Benchmark Price, subject to adjustment as provided in paragraph (ii) below, and the denominator of which is that mean average of such Sales Prices. The term "Net Asset Value" shall mean net asset value per share of common stock and shall be computed for each of the Company's and Parent's shares by each of the Company and Parent, as of the latest date of the satisfaction of the conditions described in Sections 7.01(a) and 7.02(f),such computation to be determined within three business days and to be made in the manner provided in
Schedule I to this Agreement (the "Net Asset Valuations"). The Company and Parent shall use their best efforts to resolve any differences and reach agreement regarding their respective Net Asset Value calculations for each of the Company and Parent. If the Company and Parent are unable to arrive at the same value for any of the Company's and/or Parent's items referred to in Schedule I ("Disputed Values"), the aggregate value for such Disputed Values shall be determined as follows: the Company and Parent each shall select a nationally recognized investment banking firm with experience in such computations that is independent of each of the Company and Parent and that within the past three years has not performed, and is not contemplated to perform, any services for either the Company or Parent (collectively, the "Appraisers") to compute the value of the Disputed Values in the manner provided in Schedule I (the "Appraisals"). The average of the parties' two valuations and the two Appraisals for each Disputed Value shall be the value for such Disputed Value for purposes of computing Net Asset Value. This determination for each Disputed Value shall be conclusive and binding. The Appraisers shall complete the Appraisals within five business days following their appointment and in the event that the Appraisals are required, the Closing shall be postponed until the Appraisals are completed. Each of the Company and Parent shall give the other party and the Appraisers, if necessary, access to its books and records for the purpose of computing the Net Asset Value. The Company and Parent shall share the fees and expenses of the Appraisers and each party shall have its Net Asset Value reduced by 50% of the amount of the fees and expenses of the Appraisers in connection with the Appraisals. The term "Sales Price" shall mean, on any Trading Day, the closing sales price of Parent Common Stock reported on the New York Stock Exchange, Inc. ("NYSE") Composite Tape on such day. The term "Trading Day" shall mean any day on which securities are traded on the NYSE. Each issued and outstanding share of Company Series A Preferred Stock shall be converted into the right to receive one fully paid and nonassessable share of 10% Cumulative Convertible Series B Preferred Stock of Parent having the terms and designations specified in the form of Articles Supplementary attached as Exhibit A hereto (such preferred stock, the "New Parent Preferred Stock", and together with the Parent Common Stock, the "Parent Stock"). Parent shall cause the Articles Supplementary for the New Parent Preferred Stock to be filed with the Secretary of State of the State of Maryland at or prior to the Effective Time.

     (ii) If, prior to the Effective Time, Parent shall pay a dividend in, subdivide, combine into a smaller number of shares or issue by reclassification of its shares, any shares of Parent Common Stock, the Common Stock Conversion Number shall be multiplied by, and the Benchmark Price shall be divided by, a fraction the numerator of which shall be the number of shares of Parent Common Stock outstanding immediately after, and the denominator of which shall be the number of such shares outstanding immediately before, the occurrence of such event, and the resulting product shall from and after the date of such event be the Common Stock Conversion Number and the resulting quotient shall from and after the date of such event be the Benchmark Price, subject to further adjustment in accordance with this sentence.

     (iii) All shares of Company Stock converted in accordance with paragraph (i) of this Section 2.01(c) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Stock and any cash in lieu of fractional shares of Parent Stock to be issued or paid in consideration therefor (determined in accordance with Section 2.02(e)), upon the surrender of such certificate in accordance with Section 2.02, without interest.

     (d) Dissenting Shares. (i) Notwithstanding any provision of this Agreement to the contrary, each outstanding share of Company Stock the holder of which has not voted in favor of the Merger, has perfected such holder's right to an appraisal of such holder's shares in accordance with the applicable provisions of the DGCL and has not effectively withdrawn or lost such right to appraisal (a "Dissenting Share"), shall not be converted into or represent a right to receive shares of Parent Stock pursuant to
Section 2.01(c), but the holder thereof shall be entitled only to such rights as are granted by the applicable provisions of the DGCL; provided, however, that any Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the DGCL, shall be deemed to be converted into, as of the Effective Time, the right to receive shares of Parent Stock pursuant to Section 2.01(c).

     (ii) The Company shall give Parent (x) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the applicable provisions of the DGCL relating to the appraisal process received by the Company and (y) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any such demands.

     (e) Stock Option Plan. The 1997 Long Term Incentive Plan, the stock option agreements executed pursuant thereto and each option to purchase Company Common Stock granted thereunder that is outstanding at the Effective Time shall be cancelled by Parent in exchange for a payment in the amount of $150,000 to GMAC Mortgage Asset Management, Inc., the holder of such outstanding options. Subject to the terms and conditions of the Company's Director Stock Option Plan and the stock option agreements executed pursuant thereto, the Director Stock Option Plan and each option to purchase Company Common Stock granted thereunder that is outstanding at the Effective Time shall be assumed by Parent and continued in accordance with their respective terms and each such option shall become a right to purchase a number of shares of Parent Common Stock equal to the Common Stock Conversion Number multiplied by the number of shares of Company Common Stock subject to such option immediately prior to the Effective Time, as more fully described in Section 6.07.

     2.02 Exchange of Certificates.
          ------------------------

     (a) Exchange Agent. Promptly following the Effective Time, Parent shall make available to the Surviving Corporation for deposit with The Bank of New York or such other bank or trust company designated before the Closing Date by Parent and reasonably acceptable to the Company (the "Exchange Agent") certificates representing the number of duly authorized whole shares of Parent Stock issuable in connection with the Merger plus an amount of cash equal to the aggregate amount payable in lieu of fractional shares in accordance with Section 2.02(e), to be held for the benefit of and distributed to such holders in accordance with this Section. The Exchange Agent shall agree to hold such shares of Parent Stock and funds (such shares of Parent Stock and funds, together with earnings thereon, being referred to herein as the "Exchange Fund") for delivery as contemplated by this Section and upon such additional terms as may be agreed upon by the Exchange Agent, the Company and Parent.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Stock (the "Certificates") whose shares are converted pursuant to
Section 2.01(c) into the right to receive shares of Parent Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Stock, plus the cash amount payable in lieu of fractional shares in accordance with Section 2.02(e), which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger. In the event of a transfer of ownership of Company Stock which is not registered in the transfer records of the Company, a certificate representing that number of whole shares of Parent Stock, plus the cash amount payable in lieu of fractional shares in accordance with
Section 2.02(e), may be issued to a transferee if the Certificate representing such Company Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time for all corporate purposes of Parent, except as limited by paragraph (c) below, to represent ownership of the number of shares of Parent Stock into which the number of shares of Company Stock shown thereon have been converted as contemplated by this Article II. Notwithstanding the foregoing, Certificates representing Company Stock surrendered for exchange by any person constituting an "affiliate" of the Company for purposes of Section 6.04 shall not be exchanged until Parent has received an Affiliate Agreement as provided in Section 6.04.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e) until the holder of record of such Certificate shall surrender such Certificate in accordance with this Section. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable, but which were not paid by reason of the immediately preceding sentence, with respect to such whole shares of Parent Stock, and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Stock.

     (d) No Further Ownership Rights in Company Stock. All shares of Parent Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(e)) shall be deemed to have been issued at the Effective Time in full satisfaction of all rights pertaining to the shares of Company Stock represented thereby, subject, however, to the Surviving Corporation's obligation to pay any dividends which may have been declared by the Company on such shares of Company Stock in accordance with the terms of this Agreement and which remained unpaid at the Effective Time. From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section.

     (e) No Fractional Shares. No certificate or scrip representing fractional shares of Parent Common Stock will be issued in the Merger upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of any such fractional shares, each holder of Certificates who would otherwise have been entitled to a fraction of a share of Parent Common Stock in exchange for such Certificates pursuant to this Section shall receive from the Exchange Agent a cash payment in lieu of such fractional share determined by multiplying (A) the Sales Price of a whole share of Parent Common Stock on the last Trading Day immediately preceding the Closing Date by (B) the fractional share interest to which such holder would otherwise be entitled.

     (f) Withholding. Parent or the Exchange Agent shall be entitled to deduct and withhold from any merger consideration or cash paid on Dissenting Shares and any dividends or distributions otherwise payable pursuant to this Agreement to any stockholders of the Company such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent amounts are so withheld by Parent or the Exchange Agent, such withheld amount shall be treated for all purposes of this Agreement as having been paid to the stockholder of the Company in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

     (g) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the stockholders of the Company for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) for payment of their claim for Parent Stock, any cash in lieu of fractional shares of Parent Stock and any dividends or distributions with respect to Parent Stock. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Stock for shares of Parent Stock (or dividends or distributions with respect thereto) or cash payable in respect of fractional share interests delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


                                ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE COMPANY


     The Company represents and warrants to Parent and Sub as follows:

     3.01 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so incorporated, existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company. The Company has no Subsidiaries. The Company is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company. As of the date hereof, except as disclosed in Section 3.01 of the letter dated the date hereof and delivered to Parent and Sub by the Company concurrently with the execution and delivery of this Agreement (the "Company Disclosure Letter"), the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity (other than (i) non-controlling investments in the ordinary course of business and corporate partnering, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business and (ii) other investments of less than $100,000). The Company has previously delivered to Parent correct and complete copies of the certificate or articles of incorporation and bylaws (or other comparable charter documents) of the Company.

     3.02 Capital Stock.
          -------------

     (a) The authorized capital stock of the Company consists solely of 20,000,000 shares of Class A Common Stock, 25,000 shares of Class B Common Stock, and 12,000,000 shares of Company Series A Preferred Stock (and no other shares of preferred stock). As of December 31, 1999, 2,260,997 shares of Company Series A Preferred Stock, 3,237,158 shares of Class A Common Stock and 20,500 shares of Class B Common Stock of the Company were issued and outstanding, 1,871,603 shares of Company Series A Preferred Stock, 1,871,603 shares of Class A Common Stock and no shares of Class B Common Stock of the Company were held in the treasury of the Company and no shares of Company Series A Preferred Stock, no shares of Class A Common Stock and no shares of Class B Common Stock of the Company were reserved for issuance. Since such date, except as set forth in Section 3.02 of the Company Disclosure Letter, there has been no change in the number of issued and outstanding shares of Company Stock or shares held in treasury or reserved for issuance. All of the issued and outstanding shares of Company Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement and except as set forth in Section 3.02 of the Company Disclosure Letter, there are no outstanding subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "Options"), obligating the Company to issue or sell any shares of capital stock of the Company or to grant, extend or enter into any Option with respect thereto.

     (b) Except as disclosed in Section 3.02 of the Company Disclosure Letter, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person.

     3.03 Authority Relative to This Agreement. The Company has full corporate power and authority to enter into this Agreement and, subject to obtaining the Company Stockholders' Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company, the Board of Directors of the Company has recommended adoption of this Agreement by the stockholders of the Company and directed that this Agreement be submitted to the stockholders of the Company for their consideration, and no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, other than obtaining the Company Stockholders' Approval. This Agreement has been duly and validly executed and delivered by the Company and, subject to the obtaining of the Company Stockholders' Approval, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.04 Non-Contravention; Approvals and Consents.
          -----------------------------------------

     (a) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation by it of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of the Company under, any of the terms, conditions or provisions of (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of the Company, or (ii) subject to the obtaining of the Company Stockholders' Approval and the taking of the actions described in paragraph
(b) of this Section, (x) any statute, law, rule, regulation or ordinance (together, "laws"), or any judgment, decree, order, writ, permit or license (together, "orders"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (a "Governmental or Regulatory Authority") applicable to the Company or any of its assets or properties, or (y) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (together, "Contracts") to which the Company is a party or by which the Company or any of its assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the Company or on the ability of the Company to consummate the transactions contemplated by this Agreement.

     (b) Except (i) for the filing of the Registration Statement with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), the declaration of the effectiveness of the Registration Statement by the SEC and filings with various state securities authorities that are required in connection with the transactions contemplated by this Agreement, (ii) for the filing of the Certificate of Merger and other appropriate merger documents required by the DGCL with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, and (iii) as disclosed in Section 3.04 of the Company Disclosure Letter, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any Governmental or Regulatory Authority or any Contract to which the Company is a party or by which the Company or any of its assets or properties is bound for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the Company or on the ability of the Company to consummate the transactions contemplated by this Agreement.

     3.05 Financial Reports. The Company delivered to Parent prior to the execution of this Agreement a true and complete copy of the Company's Annual Report for the year ended December 31, 1998 and the Company's Financial Reporting Package dated December 1999 (the "Company Financial Information"). The Company's audited financial statements and unaudited interim financial statements (including, in each case, the notes, if any, thereto) included in the Company Financial Information were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present (subject, in the case of the interim unaudited financial statements, to normal, recurring year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse)) the financial position of the Company as at the respective dates thereof and the results of its operations and cash flows for the respective periods then ended. As of its respective dates, the Company Financial Information (other than such financial statements) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1999 and prior to the date hereof, there has not been any material change, or any application or request for any material change, by the Company in accounting principles, methods or policies for financial accounting or tax purposes (except as required by generally accepted accounting principles or otherwise disclosed in the Company's financial statements and subject, in the case of unaudited interim financial statements, to normal year-end adjustments).

     3.06 Absence of Certain Changes or Events. Except as disclosed in the Company Financial Information, since December 31, 1999, there has not been any change, event or development having, or that could be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company, other than those occurring as a result of general economic or financial conditions which are not unique to the Company but also affect other persons who participate or are engaged in the lines of business in which the Company participates or is engaged, and except as disclosed in Section 3.06 of the Company Disclosure Letter, between such date and the date hereof (i) the Company has conducted its business only in the ordinary course consistent with past practice and (ii) the Company has not taken any action which, if taken after the date hereof, would constitute a breach of any provision of clause (ii) of Section 5.01(b).

     3.07 Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the balance sheet for the period ended December 31, 1999 included in the Company Financial Information or the notes thereto or as disclosed in Section 3.07 of the Company Disclosure Letter, the Company has not at such date, nor incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by generally accepted accounting principles to be reflected on a balance sheet of the Company (including the notes thereto), except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice or (ii) which have not been, and could not be reasonably expected to be, individually or in the aggregate, materially adverse to the Company.

     3.08 Legal Proceedings. Except as disclosed in Section 3.08 of the Company Disclosure Letter, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting, nor to the knowledge of the Company are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, the Company or any of its assets and properties which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on the Company or on the ability of the Company to consummate the transactions contemplated by this Agreement, and (ii) the Company is not subject to any order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or could be reasonably expected to have a material adverse effect on the Company or on the ability of the Company to consummate the transactions contemplated by this Agreement.

     3.09 Information Supplied. The information relating to the Company set forth in the proxy statement relating to the Company Stockholders' Meeting, as amended or supplemented from time to time (as so amended and supplemented, the "Proxy Statement") included in the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Stock in the Merger, as amended or supplemented from time to time (as so amended and supplemented, the "Registration Statement"), except as the Company shall otherwise advise in writing, complies in all material respects with the requirements of the Securities Act and will not, taken together with any additional information supplied by the Company expressly for inclusion therein, on the date of its filing or, in the case of the Registration Statement, at the time it becomes effective under the Securities Act, at the date the Proxy Statement is mailed to stockholders and at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and any other documents to be filed by the Company or information supplied in writing by the Company to be included in documents to be filed by Parent with any Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby will not, on the date of its filing or, in the case of the Proxy Statement, at the date it is mailed to stockholders and at the time of the Company Stockholders' Meeting or at the time the stockholders' consent is effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     3.10 Compliance with Laws and Orders. The Company holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of its business (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company. The Company is in compliance with the terms of the Company Permits, except failures so to comply which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company. Except as disclosed in the Company Financial Information and in Section
3.10 of the Company Disclosure Letter, the Company is not in violation of or default under any law or order of any Governmental or Regulatory Authority, except for such violations or defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company.

     3.11 Investment Company Act. The Company (i) is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to regulation under the Federal Power Act or the Interstate Commerce Act.

     3.12 Compliance with Agreements; Certain Agreements. (a) Section 3.12(a) of the Company Disclosure Letter sets forth a list of contracts to which the Company is a party that involve expected annual payments to or from the Company which are greater than $100,000 and cannot be terminated within 90 days after giving notice without resulting in any material cost or penalty to the Company and are material to the business, properties, assets, financial position or results of the Company. Except as disclosed in the Company Financial Information, neither the Company nor, to the knowledge of the Company, any other party thereto is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, could be reasonably expected to result in a default under, (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of the Company or (ii) any Contract to which the Company is a party or by which the Company or any of its assets or properties is bound, except in the case of clause (ii) for breaches, violations and defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company.

     (b) Except as disclosed in Section 3.12(b) of the Company Disclosure Letter or in the Company Financial Information or as provided for in this Agreement, as of the date hereof, the Company is not a party to any oral or written (i) management or consulting agreement not terminable on 30 days' or less notice involving the payment of more than $100,000 per annum or $500,000 per annum in the aggregate for all such agreements, (ii) agreement with any executive officer or other key employee of the Company the benefits of which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, (iii) agreement with respect to any executive officer or other key employee of the Company providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment of more than $100,000 per annum or $500,000 per annum in the aggregate for all such agreements or
(iv) agreement or plan, including any stock option, stock appreciation right, restricted stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     3.13 Mortgage Backed Securities. (a) Except as set forth in Section 3.13(a) of the Company Disclosure Letter, the Company is on the date hereof the sole owner of each of the mortgage backed securities ("MBS") identified in Section 3.13(a) of the Company Disclosure Letter ("Company MBS") and the related certificates and other instruments evidencing ownership of the Company MBS (the "Company MBS Certificates"), free and clear of any adverse claims, Liens, pledges, assignments, charges or security interests of any nature (including, without limitation, Liens arising under the federal tax laws or ERISA), other than any Company Permitted Liens. The term "Company Permitted Liens" shall mean (i) Liens set forth in the Company Disclosure Letter, and (ii) mechanics', carriers', workmen's, repairmen's and materialmens' liens and other Liens and other limitations of any kind, if any, which, individually or in the aggregate, would not be reasonably likely to result in a material adverse effect on the Company.

     (b) Except as set forth in Section 3.13(b) of the Company Disclosure Letter, the Company to its knowledge is not in default in the performance of any of its obligations under any pooling and servicing agreements, trust and servicing agreements, trust agreements, servicing agreements or other similar documents providing for the creation of the MBS or the servicing of the mortgage loans underlying the MBS (the "Company Principal MBS Agreements") and has not received any notice of any default by any master servicer of any Company MBS, the effect of which, individually or in the aggregate, could reasonably be expected to be materially adverse to the Company.

     (c) Except as set forth in Section 3.13(c) of the Company Disclosure Letter, as of the date hereof, there are no material agreements (other than the Company Principal MBS Agreements) between Company and the master servicer with respect to any series of Company MBS.

     3.14 Mortgage Loans

     (a) Except as set forth in Section 3.14(a) of the Company Disclosure Letter, the Company is the sole owner of each of the mortgage loans reflected in the most recent monthly report delivered to Parent or made or acquired since such date (the "Company Mortgage Loans") and is the sole owner or beneficiary of or under any related notes (the "Company Mortgage Notes"), deeds of trust, mortgages, security agreements, guaranties, indemnities, financing statements, assignments, endorsement, bonds, letters of credit, accounts, insurance contracts and policies, credit reports, tax returns, appraisals, escrow documents, participation agreements (if applicable), loan files, servicing files and all other documents evidencing or securing the Company Mortgage Loans (the "Company Mortgage Files"), except (i) any Company Mortgage Loans disposed of in the ordinary course since the date of such financial statements, and (ii) to the extent any Company Mortgage Loan is prepaid in full or subject to a completed foreclosure action (or non-judicial proceeding or deed in lieu of foreclosure) in which case the Company shall be the sole owner of the real property securing such foreclosed loan or shall have received the proceeds of such action to which the Company was entitled, in each case free and clear of any adverse claims or Liens except Company Permitted Liens.

     (b) Except as set forth in Section 3.14(b) to the Company Disclosure Letter, to the knowledge of the Company, (i) the lien of each Company Mortgage is subject only to "Permitted Exceptions" which consist of the following: (A) Company Permitted Liens; (B) covenants, conditions, restrictions, reservations, rights, Liens, easements, encumbrances, encroachments, and other matters affecting title acceptable to prudent mortgage lending institutions generally; (C) rights of tenants with no options to purchase or rights of first refusal to purchase, except as disclosed in the Company Mortgage Files; and (D) other matters which, in the aggregate, would not be reasonably likely to result in a material adverse effect on the Company; (ii) each of the Company Mortgage Loans has generally been serviced in accordance with the terms of the related mortgage note and pooling and servicing agreements and otherwise in accordance with industry accepted servicing practices except for events that, individually or in the aggregate, would not be reasonably likely to result in a material adverse effect on the Company; and (iii) there is no delinquency in the payments of principal and interest required to be made under the terms of any Company Mortgage Loan in excess of 30 days beyond the applicable due date that has occurred since origination or in any other payments required to be made under the terms of any Company Mortgage Loan (inclusive of any applicable grace or cure period) that would be reasonably likely to result in a material adverse effect on the Company.

     (c) Except as set forth in Section 3.14(c) of the Company Disclosure Letter or in the applicable Company Mortgage File, the Company has no knowledge of (i) any written notice asserting any offset, defense (including the defense of usury), claim (including claims of lender liability), counterclaim, or right to rescission with respect to any Company Mortgage Loan, Company Mortgage Note or other related agreements,
(ii) any uncured monetary default in excess of 30 days or event of acceleration existing under any Company Mortgage or the related Company Mortgage Note or (iii) any uncured non-monetary default, breach, violation or event of acceleration existing beyond the applicable grace or cure period under any Company Mortgage or the related Company Mortgage Note, except for notices, violations, breaches, defaults or events of acceleration that would not, individually or in the aggregate, be reasonably likely to result in a material adverse effect on the Company.

     3.15 Indebtedness. Section 3.15 of the Company Disclosure Letter sets forth as of January 31, 2000 (x) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of the Company, other than Indebtedness payable to the Company, in an aggregate principal amount in excess of $100,000 per item, is outstanding or may be incurred and (y) the respective principal amounts outstanding thereunder. For purposes of this Agreement, "Indebtedness" shall mean, with respect to any Person, without duplication,
(A) all indebtedness of such Person for borrowed money, whether secured or unsecured, (B) all obligations of such Person under conditional sale or other title retention agreements relation to property purchased by such Person, (C) all capitalized lease obligations of such Person, (D) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof) and (E) all guarantees of such Person of any such indebtedness of any other Person other than endorsements for collection in the ordinary course.

     3.16 Taxes.
          -----

     (a) The Company has filed all tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed or granted and have not expired, the Company has paid all Taxes shown as due thereon, and all tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file, have extensions granted that remain in effect, pay Taxes shown as due or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a material adverse effect on the Company. The information contained in the Company Financial Information reflects adequate reserves for all Taxes payable by the Company for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against the Company that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a material adverse effect on the Company. True, correct and complete copies of all income and other material federal, state and local tax returns and reports for the Company, and all written communications in the Company's possession relating thereto, have been delivered or made available to representatives of Parent. Since the date of the most recent financial statements included in the Company Financial Information, the Company has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, and the Company has not incurred any material liability for Taxes other than in the ordinary course of business. To the knowledge of the Company, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon the Company. No requests for waivers of the time to assess any taxes against the Company have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements, or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a material adverse effect on the Company.

     (b) As used in this Agreement, "Taxes" shall include all federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including obligations for withholding taxes from payments due or made to any other person and any interest, penalties or additions to tax with respect thereto.

     (c) The Company (A) for all taxable years commencing with the year ending December 31, 1997 has been subject to taxation as a REIT within the meaning of the Code and has satisfied all requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending on the Closing Date, and (C) has not taken or omitted to take any action which would reasonably be expected to result in loss of its status as a REIT, and to the Company's knowledge, no such challenge is pending or threatened. The Company does not hold any material asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under Internal Revenue Service ("IRS") Notice 88-19 or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

     3.17 Employee Benefit Plans; ERISA

     (a) Section 3.17 of the Company Disclosure Letter contains a true and complete list of all Company Employee Benefit Plans. Except as would not have a material adverse effect on the Company, (i) all Company Employee Benefit Plans are in compliance with all applicable requirements of law, including ERISA and the Code and have been operated in accordance with their terms, and (ii) the Company does not have any liabilities or obligations with respect to any such Company Employee Benefit Plans, whether accrued, contingent or otherwise, and to the Company's knowledge no circumstances exist that could reasonably be expected to result in any such liabilities or obligations being incurred. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to the Company are the agreements and policies specifically referred to in Section
3.17 of the Company Disclosure Letter.

     (b) Each of the Company Employee Benefit Plans intended to be "qualified" within the meaning of Section 401(a) or Section 501(c)(9) of the Code is so qualified, and no circumstances exist that could reasonably be expected to result in the revocation of any such determination.

     (c) Except as disclosed in Section 3.17(c) of the Company Disclosure Letter or as disclosed in the Company Financial Information, other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA or otherwise as provided by state law or as incidental benefits under a qualified plan, none of the Company Employee Benefit Plans that are "welfare plans," within the meaning of Section 3(1) of ERISA provides for any benefits with respect to current or former employees for periods extending beyond their retirement or other termination of service, other than benefits the full cost of which is borne by such former employees.

     (d) As used herein:

          (i) "Company Employee Benefit Plan" means any Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by the Company for the benefit of the current or former employees or directors of the Company and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time and, in the case of a Plan which is subject to Part 3 of Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement; and

          (ii) "Plan" means any employment, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, workmen's compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement, practice, policy, program or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

     3.18 Labor Matters. Except for those individuals listed in Section
3.18 of the Company Disclosure Letter, the Company has no employees. Except as set forth in Section 3.18 of the Company Disclosure Letter, no officer or director of the Company has received or is (or could become) entitled to receive compensation, severance, bonus, indemnification or employment benefits from the Company.

     3.19 Real Property; Mortgage Loans. The Company owns no real property. With respect to environmental matters, all of the Mortgage Loans included in the Company's portfolio conformed to the Underwriting Guidelines (as defined in the Mortgage Loan Master Purchase and Servicing Agreements to which the Company is a party) as in effect at the time of their purchase by the Company, except where such failures to conform could not, in the aggregate, reasonably be expected to have a material adverse effect on the Company.

     3.20 Intellectual Property Rights. The Company has all right, title and interest in, or a valid and binding license to use, all Intellectual Property (as defined below) individually or in the aggregate material to the conduct of the businesses of the Company. The Company is not in default (or with the giving of notice or lapse of time or both, would not be in default) under any license to use such Intellectual Property, such Intellectual Property is not being infringed by any third party, and the Company is not infringing any Intellectual Property of any third party, except for such defaults and infringements which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company. For purposes of this Agreement, "Intellectual Property" means patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing.

     3.21 Vote Required. Assuming the accuracy of the representation and warranty contained in Section 4.21, the affirmative vote of the holders of record of at least a majority of the outstanding shares of Company Stock and of Class B Common Stock with respect to the adoption of this Agreement is the only vote of the holders of any class or series of the capital stock of the Company required to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

     3.22 Financial Advisor. The Company has received the opinion of PaineWebber Incorporated, dated the date hereof, to the effect that, as of the date hereof, the consideration to be received in the Merger by the stockholders of the Company is fair from a financial point of view to the stockholders of the Company.

     3.23 Ownership of Parent Common Stock. Neither the Company nor any affiliates beneficially owns any shares of Parent Common Stock.

     3.24 Affiliate Transactions. Except as set forth in the Section 3.24 of the Company Disclosure Letter, as of the date hereof, there is no material transaction and no material transaction is now proposed, to which the Company is or is to be a party to which any current shareholder (holding in excess of 10% of the Company Stock or any securities convertible into or exchangeable for such Company Stock), director or executive officer of the Company is a party.

     3.25 Article FIFTH of the Company's Certificate of Incorporation and
Section 203 of the DGCL Not Applicable. The Company has taken all necessary actions so that neither the provisions of Article FIFTH of the Company's Certificate of Incorporation nor the provisions of Section 203 of the DGCL will, before the termination of this Agreement, apply to this Agreement, the Merger or the other transactions contemplated hereby or thereby.


                                ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB


     Parent and Sub represent and warrant to the Company as follows:

     4.01 Organization and Qualification. Each of Parent and its Subsidiaries (including Sub) is a corporation or limited liability company duly incorporated or duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so incorporated, existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Each of Parent and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole. Section 4.01 of the letter dated the date hereof and delivered by Parent and Sub to the Company concurrently with the execution and delivery of this Agreement (the "Parent Disclosure Letter") sets forth a complete and correct list of all Subsidiaries of Parent and Parent's interests therein. Except for interests in the Subsidiaries of Parent and as disclosed in Section 4.01 of the Parent Disclosure Letter, Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. The restated articles of incorporation, dated as of March 20, 1998, provided by Parent to the Company and the bylaws filed by Parent in Parent's Annual Report on Form 10-K for the year ended December 31, 1998 are complete and correct as of the date hereof.

     4.02 Capital Stock.
          -------------

     (a) The authorized capital stock of Parent consists solely of 400,000,000 shares of Parent Common Stock par value $.001 per share, and 100,000,000 shares of preferred stock, par value $.001 per share ("Parent Preferred Stock"). As of December 31, 1999, 1,200,000 shares of Parent Preferred Stock and 20,961,534 shares of Parent Common Stock were issued and outstanding, no shares of Parent Preferred Stock and no shares of Parent Common Stock were owned by Parent or any Subsidiary and no shares of Parent Preferred Stock and no shares of Parent Common Stock were reserved for issuance. Since such date, except as set forth in Section 4.02 of the Parent Disclosure Letter, there has been no change in the number of issued and outstanding shares of Parent Preferred Stock or Parent Common Stock or shares of Parent Preferred Stock or Parent Common Stock held in treasury or reserved for issuance. All of the issued and outstanding shares of Parent Preferred Stock and Parent Common Stock are, and all shares reserved for issuance, including shares issuable on conversion of the Parent Preferred Stock and shares issuable on conversion of the New Parent Preferred Stock referred to in Section 2.01(c), will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement and except as set forth in the Parent SEC Reports or Section 4.02 of the Parent Disclosure Letter, there are no outstanding Options obligating Parent or any of its Subsidiaries to issue or sell any shares of capital stock of Parent or to grant, extend or enter into any Option with respect thereto.

     (b) Except as disclosed in the Parent SEC Reports filed prior to the date hereof, or in Section 4.02 of the Parent Disclosure Letter, all of the outstanding shares of capital stock of each Subsidiary of Parent are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by Parent or a Subsidiary wholly owned, directly or indirectly, by Parent, free and clear of any Liens. Except as disclosed in the Parent SEC Reports filed prior to the date hereof, or in
Section 4.02 of the Parent Disclosure Letter, there are no (i) outstanding Options obligating Parent or any of its Subsidiaries to issue or sell any shares of capital stock of any Subsidiary of Parent or to grant, extend or enter into any such Option or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than Parent or a Subsidiary wholly owned, directly or indirectly, by Parent with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of Parent.

     (c) Except as disclosed in the Parent SEC Reports filed prior to the date hereof, or in Section 4.02 of the Parent Disclosure Letter, there are no outstanding contractual obligations of Parent or any Subsidiary of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or Parent Preferred Stock or any capital stock of any Subsidiary of Parent or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of Parent or any other person.

     4.03 Authority Relative to This Agreement. Each of Parent and Sub has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and, subject to obtaining stockholder approval with respect to the listing of shares of Parent Common Stock issuable upon conversion of the New Preferred Stock, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent, Sub and their affiliates, as applicable, and the consummation by each of Parent, Sub and their affiliates, as applicable, of the transactions contemplated hereby and thereby have been duly and validly approved by their respective Boards of Directors and by Parent in its capacity as the sole stockholder of Sub, and no other corporate proceedings on the part of either of Parent or Sub or their stockholders are necessary to authorize the execution, delivery and performance of the Basic Agreements by Parent, Sub and their affiliates and the consummation by them of the transactions contemplated hereby other than stockholder approval with respect to the listing of shares of Parent Common Stock issuable upon conversion of the New Preferred Stock. This Agreement has been duly and validly executed and delivered by each of Parent, Sub and their affiliates and constitute legal, valid and binding obligations of each of Parent, Sub and their affiliates enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.04 Non-Contravention; Approvals and Consents.
          -----------------------------------------

     (a) The execution and delivery of this Agreement by each of Parent, Sub and their affiliates do not, and the performance by each of them of their obligations hereunder and the consummation by it of the transactions contemplated hereby and thereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of their assets or properties under, any of the terms, conditions or provisions of (i) their certificates or articles of incorporation or bylaws (or other comparable charter documents), or (ii) subject to the taking of the actions described in paragraph (b) of this Section, (x) any laws or orders of any Governmental or Regulatory Authority applicable to them or any of their respective assets or properties, or (y) any Contracts to which any of them is a party or by which any of them or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and
(y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole or on the ability of Parent, Sub and their affiliates to consummate the transactions contemplated by this Agreement.

     (b) Except (i) for the filing of the Registration Statement with the SEC pursuant to the Securities Act, the declaration of the effectiveness of the Registration Statement by the SEC and filings with various state securities authorities that are required in connection with the transactions contemplated by this Agreement and (ii) for the filing of the Certificate of Merger and other appropriate merger documents required by the DGCL with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any Governmental or Regulatory Authority or any Contract to which Parent, any of its Subsidiaries or any of its affiliates is a party or by which any of them or any of their respective assets or properties is bound for the execution and delivery of this Agreement by each of Parent, Sub or any of its affiliates, the performance by each of them of its obligations thereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole or on the ability of Parent, Sub and their affiliates to consummate the transactions contemplated by this Agreement.

     4.05 SEC Reports and Financial Statements. The forms, reports, schedules, registration statements, definitive proxy statements and other documents (together with all amendments thereof and supplements thereto) filed by Parent or any of its Subsidiaries with the SEC since November 1997 (as such documents have since the time of their filing been amended or supplemented, the "Parent SEC Reports"), are all of the documents (other than preliminary material) that Parent and its Subsidiaries were required to file with the SEC since such date. As of their respective dates, the Parent SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Parent SEC Reports (the "Parent Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse to Parent and its Subsidiaries taken as a whole)) the consolidated financial position of Parent and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as set forth in the Parent SEC Reports or Section 4.05 of the Parent Disclosure Letter, each Subsidiary of Parent is treated as a consolidated subsidiary of Parent in the Parent Financial Statements for all periods covered thereby.

     4.06 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, (a) since September 30, 1999 there has not been any change, event or development having, or that could be reasonably expected to have, individually or in the aggregate, a material adverse effect on Parent and its Subsidiaries taken as a whole, other than those occurring as a result of general economic or financial conditions or other developments which are not unique to the Company and the Subsidiaries but also affect other persons who participate or are engaged in the lines of business in which the Company and the Subsidiaries participate or are engaged and (b) between such date and the date hereof (i) Parent and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice and (ii) neither Parent nor any of its Subsidiaries has taken any action which, if taken after the date hereof, would constitute a breach of any provision of Section 5.02.

     4.07 Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the balance sheet for the period ended September 30, 1999 included in the Parent Financial Statements, neither Parent nor any of its Subsidiaries had at such date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Parent and its consolidated subsidiaries (including the notes thereto), except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice or (ii) which have not been, and could not be reasonably expected to be, individually or in the aggregate, materially adverse to Parent and its Subsidiaries taken as a whole.

     4.08 Legal Proceedings. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting, nor to the knowledge of Parent are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, Parent or any of its Subsidiaries or any of their respective assets and properties which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole or on the ability of Parent and Sub to consummate the transactions contemplated by this Agreement, and (ii) neither Parent nor any of its Subsidiaries is subject to any order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or could be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole or on the ability of Parent and Sub to consummate the transactions contemplated by this Agreement.

     4.09 Information Supplied. The Registration Statement and any other documents to be filed by Parent with the SEC or any other Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby will (in the case of the Registration Statement and any such other documents filed with the SEC under the Securities Act or the Exchange Act) comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, respectively, and will not, on the date of its filing or, in the case of the Registration Statement, at the time it becomes effective under the Securities Act, at the date the Proxy Statement is mailed to stockholders and at the time of the Company Stockholders' Meeting or at the time the stockholders' consent is effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Parent or Sub with respect to information supplied in writing by or on behalf of the Company expressly for inclusion therein.

     4.10 Compliance with Laws and Orders. Parent and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of their respective businesses (the "Parent Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole. Parent and its Subsidiaries are in compliance with the terms of the Parent Permits, except failures so to comply which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, Parent and its Subsidiaries are not in violation of or default under any law or order of any Governmental or Regulatory Authority, except for such violations or defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole.

     4.11 Investment Company Act. Parent (i) is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to regulation under the Federal Power Act or the Interstate Commerce Act.

     4.12 Compliance with Agreements; Certain Agreements. (a) Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent, any other party thereto is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, could be reasonably expected to result in a default under, (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of Parent or any of its Subsidiaries or (ii) any Contract to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective assets or properties is bound, except in the case of clause (ii) for breaches, violations and defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole.

     (b) Except for the Investment Advisory Agreement, dated as of March 27, 1998, as amended, between Parent and BlackRock Financial Management, Inc., as of the date hereof, neither Parent nor any of its Subsidiaries is a party to any oral or written (i) management or consulting agreement not terminable on 30 days or less notice involving the payment of more than $100,000 per annum or $500,000 per annum in the aggregate for all such agreements, (ii) agreement with any executive officer or other key employee of Parent or any of its Subsidiaries the benefits of which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving Parent or any of its Subsidiaries of the nature contemplated by this Agreement, (iii) agreement with respect to any executive officer or other key employee of Parent or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment of more than $100,000 per annum or $500,000 per annum in the aggregate for all such agreements or (iv) agreement or plan, including any stock option, stock appreciation right, restricted stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     4.13 Mortgage Backed Securities.
          --------------------------

     (a) Parent is on the date hereof the sole owner of each of its MBS ("Parent MBS") and the related certificates and other instruments evidencing ownership of Parent MBS (the "Parent MBS Certificates"), free and clear of any adverse claims, Liens, pledges, assignments, charges or security interests of any nature (including, without limitation, Liens arising under the federal tax laws or ERISA), other than any Parent Permitted Liens. For purposes of this Agreement, "Parent Permitted Liens" means (i) Liens set forth in the Parent Disclosure Letter, and (ii) mechanics', carriers', workmen's, repairmen's and materialmens' liens and other Liens and other limitations of any kind, if any, which, individually or in the aggregate, would not be reasonably likely to result in a material adverse effect on Parent.

     (b) Parent to its knowledge is not in default in the performance of any of its obligations under any pooling and servicing agreements, trust and servicing agreements, trust agreements, servicing agreements or other similar documents providing for the creation of the MBS or the servicing of the mortgage loans underlying the MBS (the "Parent Principal MBS Agreements") and has not received any notice of any default by any master or special servicer of any Parent MBS the effect of which, individually or in the aggregate could reasonably be expected to be materially adverse to Parent.

     (c) As of the date hereof, there are no material agreements (other than Parent Principal MBS Agreements) between Parent and the master servicer or any special servicer with respect to any series of Parent MBS.

     4.14 Mortgage Loans.

     (a) Except as set forth in Section 4.14(a) of Parent Disclosure Letter, Parent is the sole owner of each of the mortgage loans reflected in the most recent financial statements in the Parent Financial Statements or made or acquired since such date (the "Parent Mortgage Loans") and is the sole owner or beneficiary of or under any related notes (the "Parent Mortgage Notes"), deeds of trust, mortgages, security agreements, guaranties, indemnities, financing statements, assignments, endorsement, bonds, letters of credit, accounts, insurance contracts and policies, credit reports, tax returns, appraisals, environmental reports, escrow documents, participation agreements (if applicable), loan files, servicing files and all other documents evidencing or securing Parent Mortgage Loans (the "Parent Mortgage Files"), except (i) any Parent Mortgage Loans disposed of in the ordinary course since the date of such financial statements, and (ii) to the extent any Parent Mortgage Loan is prepaid in full or subject to a completed foreclosure action (or non-judicial proceeding or deed in lieu of foreclosure) in which case Parent shall be the sole owner of the real property securing such foreclosed loan or shall have received the proceeds of such action to which Parent was entitled, in each case free and clear of any adverse claims or Liens except Parent Permitted Liens.

     (b) To the knowledge of Parent, (i) the lien of each Parent Mortgage is subject only to "Permitted Exceptions" which consist of the following:
(A) Parent Permitted Liens; (B) covenants, conditions, restrictions, reservations, rights, Liens, easements, encumbrances, encroachments, and other matters affecting title acceptable to prudent mortgage lending institutions generally; (C) rights of tenants with no options to purchase or rights of first refusal to purchase, except as disclosed in Parent Mortgage File; and (D) other matters which, in the aggregate, would not be reasonably likely to result in a material adverse effect on Parent; (ii) each of Parent Mortgage Loans has generally been serviced in accordance with the terms of the related mortgage note and pooling and servicing agreements and otherwise in accordance with industry accepted servicing practices except for events that, individually or in the aggregate, would not be reasonably likely to result in a material adverse effect on Parent; and (iii) there is no delinquency in the payments of principal and interest required to be made under the terms of any Parent Mortgage Loan in excess of 30 days beyond the applicable due date that has occurred since origination or in any other payments required to be made under the terms of any Parent Mortgage Loan (inclusive of any applicable grace or cure period) that would be reasonably likely to result in a material adverse effect on Parent.

     (c) Except as set forth in the applicable Parent Mortgage File, Parent has no knowledge of (i) any written notice asserting any offset, defense (including the defense of usury), claim (including claims of lender liability), counterclaim, or right to rescission with respect to any Parent Mortgage Loan, Parent Mortgage Note or other related agreements, (ii) any uncured monetary default in excess of 30 days or event of acceleration existing under any Parent Mortgage or the related Parent Mortgage Note or
(iii) any uncured non-monetary default, breach, violation or event of acceleration existing beyond the applicable grace or cure period under any Parent Mortgage or the related Parent Mortgage Note, except for notices, violations, breaches, defaults or events of acceleration that would not, individually or in the aggregate, be reasonably likely to result in a material adverse effect on Parent.

     4.15 Taxes

     (a) Each of Parent and its Subsidiaries has filed all tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed or granted and have not expired, each of Parent and its Subsidiaries has paid all Taxes shown as due thereon, and all tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file, have extensions granted that remain in effect, pay Taxes shown as due or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a material adverse effect on Parent and its Subsidiaries taken as a whole. The most recent financial statements contained in the Parent SEC Reports reflect an adequate reserve for all Taxes payable by Parent and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against Parent or any of its Subsidiaries that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a material adverse effect on Parent and its Subsidiaries taken as a whole. True, correct and complete copies of all income and other material federal, state and local tax returns and reports for Parent and each of its Subsidiaries, and all written communications in the Parent's possession relating thereto, have been delivered or made available to representatives of Company. Since the date of the most recent financial statements included in the Parent SEC Reports, Parent has incurred no liability for tax under Sections 857(b), 860(c) or 4981 of the Code, and neither Parent nor any of its Subsidiaries has incurred any material liability for Taxes other than in the ordinary course of business. To the knowledge of Parent, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon Parent or any of its Subsidiaries. No requests for waivers of the time to assess any taxes against Parent or any of its Subsidiaries have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements contained in the Parent SEC Reports, or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a material adverse effect on Parent and its Subsidiaries taken as a whole.

     (b) Parent (A) for all taxable years commencing with the year ending December 31, 1998 has been subject to taxation as a REIT within the meaning of the Code and has satisfied all requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending December 31, 2000, and (C) has not taken or omitted to take any action which would reasonably be expected to result in loss of its status as a REIT, and to Parent's knowledge, no such challenge is pending or threatened. Parent does not hold any material asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under Internal Revenue Service ("IRS") Notice 88-19 or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

     4.16 Employee Benefit Plans; ERISA. There is no Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by Parent or any of its Subsidiaries for the benefit of the current or former employees or directors of Parent or any of its Subsidiaries and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time and, in the case of a Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement.

     4.17 Labor Matters. Except for those individuals listed in Section
4.17 of the Parent Disclosure Letter, Parent has no employees. Except as set forth in Section 4.17 of the Parent Disclosure Letter, no officer or director of Parent has received or is (or could become) entitled to receive compensation, severance, bonus, indemnification or benefits from Parent.

     4.18 Environmental Matters. Parent owns no real property. With respect to any Mortgage Loan secured by real property, except as disclosed in
Section 4.18 of the Parent Disclosure Letter:

     (a) Parent conducted, at or prior to the making of such Mortgage Loan, reasonable and customary due diligence with respect to potential environmental liabilities associated with property in which Parent holds a security interest and determined that such properties did not expose the Parent or owner, operator or lessee of such property to any material liabilities relating to investigation, response, removal, abatement, remediation or cleanup (an "Environmental Liability");

     (b) Parent's loan agreements and mortgages relating to such Mortgage Loan contain reasonable and customary representations, covenants, indemnifications and remedies obligating borrowers owning, operating or leasing such properties to comply with Environmental Laws, report material Environmental Liabilities to the Parent, and indemnify and hold the Parent harmless from and against material Environmental Liabilities;

     (c) Parent is not aware of any condition related to the condition, ownership or operation of such properties that constitutes a material violation of Environmental Laws, could expose the Parent or owner, operator or lessee with respect to such properties to material Environmental Liabilities, or has resulted or could reasonably be expected to result in any claim, proceeding, litigation or suit, or the imposition of any fines or liens upon or with respect to such properties, that could reasonable be expected to have a material adverse effect; and

                  (d) Parent has not engaged in activities relating to the workout of any such Mortgage Loan, has not directed the business or operations of the borrower with respect to such Mortgage Loan and has not directly controlled the business or operations conducted at such properties, except as could not lead to Parent becoming directly responsible for Environmental Liabilities.

                  (e) As used herein "Environmental Laws" means any law or order of any Governmental or Regulatory Authority relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

     4.19 Intellectual Property Rights. Parent and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Intellectual Property individually or in the aggregate material to the conduct of the businesses of Parent and its Subsidiaries taken as a whole. Neither Parent nor any Subsidiary of Parent is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property, such Intellectual Property is not being infringed by any third party, and neither Parent nor any Subsidiary of Parent is infringing any Intellectual Property of any third party, except for such defaults and infringements which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole.

     4.20 Opinion of Financial Advisor. Parent has received the opinion of Prudential Securities, Inc., dated the date hereof, to the effect that, as of the date hereof, the consideration to be paid in the Merger by Parent is fair from a financial point of view to Parent.

     4.21 Ownership of Company Common Stock. Neither Parent nor any of its Subsidiaries or other affiliates beneficially owns any shares of Company Common Stock.

     4.22 Affiliate Transactions. As of the date hereof, there is no material transaction and no transaction is now proposed, to which Parent is or is to be a party to which any current shareholder (holding in excess of 10% of Parent Stock or any securities convertible into or exchangeable for such Parent Stock), director or executive officer of Parent is a party.

     4.23 Ownership Limit Restrictions of Parent's Articles of Incorporation and Section 3-602 of the Maryland General Corporation Law Not Applicable. Parent has taken all necessary actions so that neither the Ownership Limit (as such term is defined in Section 6.1.2(a) of Parent's Articles of Incorporation) of Article VI of Parent's Articles of Incorporation (subject to the satisfaction of the requirements set forth in Article VI, Section 6.1.7 of Parent's Articles of Incorporation) nor the provisions of Section 3-602 of the Maryland General Corporation Law will, before the termination of this Agreement, apply to this Agreement, the Merger or the other transactions contemplated hereby.

                                 ARTICLE V
                                 COVENANTS


     5.01 Conduct of Business by the Company. At all times from and after the date hereof until the Effective Time, the Company covenants and agrees as to itself that (except as expressly contemplated or permitted by this Agreement, or to the extent that Parent shall otherwise previously consent in writing):

     (a) Ordinary Course. The Company shall conduct its business only in, and shall not take any action except in, the ordinary course consistent with past practice.

     (b) Certain Activities. Without limiting the generality of paragraph
(a) of this Section, the Company (i) shall use all commercially reasonable efforts to preserve intact in all material respects its present business organization and reputation, to keep available the services of its key officers and employees, to maintain its assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on its tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve its relationships with customers and suppliers and others having significant business dealings with it and to comply in all material respects with all laws and orders of all Governmental or Regulatory Authorities applicable to it, and (ii) shall not, except as otherwise expressly provided for in this
Agreement:

                  (A) amend or propose to amend its certificate or articles of incorporation or bylaws (or other comparable corporate charter documents);

                  (B) (w) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, except that the Company may continue the declaration and payment of regular quarterly cash dividends (subject to Schedule I attached hereto) plus special dividends to distribute current earnings before the Closing Date on Company Stock (and reduce the Company's Net Asset Value in order to have Section 312.03(c)(1) of the NYSE Listed Company Manual not apply to Parent), in each case with usual record and payment dates for such dividends in accordance with past dividend practice, (x) split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (y) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (z) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any securities convertible into, or rights, warrants or options to acquire, any such shares;

                  (C) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into, or rights, warrants or options to acquire, any such shares (other than (w) the issuance of Company Stock pursuant to Company Stock Options outstanding on the date of this Agreement and in accordance with their present terms, and (x) the issuance of options under the Company's 1997 Long Term Incentive Plan), or modify or amend any right of any holder of outstanding shares of capital stock or securities convertible into, or rights, warrants or options to acquire, any such shares);

                  (D) acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than in the ordinary course of its business consistent with past practice;

                  (E) other than dispositions in the ordinary course of its business consistent with past practice, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties;

                  (F) except to the extent required by applicable law (x) settle any shareholder derivative or class action claims arising out of or in connection with any of the transactions contemplated hereby, (y) permit any material change in (A) any pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy or (B) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (z) make or rescind any material Tax election (unless required by law or necessary to preserve the Company's status as a REIT under Section 856(i) of the Code), or settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes or materially change any method of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the most recent completed taxable year except as may be required by the SEC, applicable law or GAAP;

                  (G) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of its business consistent with past practice, or (y) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money other than in the ordinary course of its business consistent with past practice;

                  (H) enter into, adopt, amend in any material respect (except as may be required by applicable law) or terminate any Company Employee Benefit Plan or other agreement, arrangement, plan or policy between the Company and one or more of its directors, officers or employees, or, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party and its Subsidiaries taken as a whole, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement in effect as of the date hereof;

                  (I) enter into any Contract or amend or modify any existing Contract, or engage in any new transaction outside the ordinary course of business consistent with past practice or not on an arm's length basis, with any affiliate of the Company or any of such affiliate's Subsidiaries;

                  (J) make any capital expenditures or commitments for additions to plant, property or equipment constituting capital assets except in the ordinary course of business consistent with past practice;

                  (K) make any change in the lines of business in which it participates or is engaged; or

                  (L) enter into any Contract, commitment or arrangement to do or engage in any of the foregoing.

     5.02 Conduct of Business by Parent and Sub. At all times from and after the date hereof until the Effective Time, Parent covenants and agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that the Company shall otherwise previously consent in writing):

     (a) Ordinary Course. Parent and each of its Subsidiaries shall conduct their respective businesses only in, and shall not take any action except in, the ordinary course consistent with past practice. Without limiting the generality of the foregoing Parent and its Subsidiaries shall use all commercially reasonable efforts to preserve intact in all material respects their present business organizations and reputation, to keep available the services of their key officers and employees, to maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on their tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve their relationships with customers and suppliers and others having significant business dealings with them and to comply in all material respects with all laws and orders of all Governmental or Regulatory Authorities applicable to them. Notwithstanding the foregoing, Parent shall not, nor shall it permit any of its Subsidiaries to, except as otherwise expressly provided for in this Agreement:

                  (A) amend or propose to amend Parent's certificate or articles of incorporation or bylaws (or other comparable charter documents);

                  (B) settle any shareholder or derivative or class action claims arising out of or in connection with any of the transactions contemplated hereby;

                  (C) (w) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, except that Parent may continue the declaration and payment of regular quarterly cash dividends, in each case with usual record and payment dates for such dividends in accordance with past dividend practice, (x) split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (y) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (z) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any securities convertible into, or rights, warrants or options to acquire, any such shares;

                  (D) acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than in the ordinary course of its business consistent with past practice;

                  (E) other than dispositions in the ordinary course of its business consistent with past practice, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties;

                  (F) except to the extent required by applicable law, make or rescind any material Tax election (unless required by law or necessary to preserve Parent's status as a REIT or the status of any of its Subsidiaries as a "qualified REIT subsidiary" under
         Section 856(i) of the Code, as the case may be), or settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes or materially change any method of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the most recent completed taxable year except as may be required by the SEC, applicable law or GAAP;

                  (G) enter into any Contract or amend or modify any existing Contract, or engage in any new transaction outside the ordinary course of business consistent with past practice or not on an arm's length basis, with any affiliate of Parent or any of its Subsidiaries or any of such affiliate's Subsidiaries; or

                  (H) enter into any Contract, commitment or arrangement to do or engage in any of the foregoing.

                  (b) Conduct of Business of Sub. Prior to the Effective Time, except as may be required by applicable law and subject to the other provisions of this Agreement, Parent shall cause Sub to (a) perform its obligations under this Agreement in accordance with its terms, (b) not incur directly or indirectly any liabilities or obligations other than those incurred in connection with the Merger and (c) not engage directly or indirectly in any business or activities of any type or kind and not enter into any agreements or arrangements with any person, or be subject to or bound by any obligation or undertaking, which is not contemplated by this Agreement.

     5.03 Covenants of the Company and Parent.
          -----------------------------------

     (a) Advice of Changes. Each party shall confer on a regular and frequent basis with the other with respect to its business and operations and other matters relevant to the Merger, and shall promptly advise the other, orally and in writing, of any change, matter or event, including, without limitation, any complaint, investigation or hearing by any Governmental or Regulatory Authority (or communication indicating the same may be contemplated) or the institution or threat of litigation, (i) having, or which, insofar as can be reasonably foreseen, could have, a material adverse effect on the Company or Parent, as the case may be, and its Subsidiaries taken as a whole or on the ability of the Company or Parent, as the case may be, to consummate the transactions contemplated hereby or (ii) which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Letter or the Parent Disclosure Letter, as the case may be; provided that no party shall be required to make any disclosure to the extent such disclosure would constitute a violation of any applicable law.

     (b) Other Actions. Each of the Company and Parent shall not, and shall use commercially reasonable efforts to cause its respective Subsidiaries and joint ventures not to, knowingly take any action that would result in
(i) any of the representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the other party's obligation set forth in Article VII not being satisfied.

     (c) Notice and Cure. Each of Parent and the Company will notify the other of, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of Parent or the Company under this Agreement to be breached or that renders or will render untrue any representation or warranty of Parent or the Company contained in this Agreement. Each of Parent and the Company also will notify the other in writing of, and will use all commercially reasonable efforts to cure before the Closing, any violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by Parent or the Company. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

     (d) Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, each of Parent and the Company will take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other's obligations contained in this Agreement and to consummate and make effective the transactions contemplated by this Agreement, and neither Parent nor the Company will, nor will it permit any of its Subsidiaries to, take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition.

     5.04 No Solicitations. Prior to the Effective Time, the Company agrees
(a) that neither it nor any of its Subsidiaries or other affiliates shall, and it shall use its best efforts to cause their respective Representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, consolidation or other business combination including the Company or any of its Subsidiaries or any acquisition or similar transaction (including, without limitation, a tender or exchange offer) involving the purchase of (i) all or any significant portion of the assets of the Company and its Subsidiaries taken as a whole, (ii) 20% or more of the outstanding shares of Company Common Stock or (iii) 20% of the outstanding shares of the capital stock of any Subsidiary of the Company (any such proposal or offer being hereinafter referred to as an "Alternative Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or group relating to an Alternative Proposal (excluding the transactions contemplated by this Agreement), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any of the foregoing, and it will take the necessary steps to inform such parties of its obligations under this Section; and (c) that it will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any of such persons; provided, however, that nothing contained in this Section 5.04 shall prohibit the Board of Directors of the Company from (i) furnishing information to (but only pursuant to a confidentiality agreement in customary form) or entering into discussions or negotiations with any person or group that makes an unsolicited bona fide Alternative Proposal, if, and only to the extent that, (A) the Board of Directors of the Company, based upon the advice of outside counsel, determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or group, the Company provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or group, and (C) the Company keeps Parent informed of the status and all material information with respect to any such discussions or negotiations; and (ii) to the extent required, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal. Nothing in this Section 5.04 shall (x) permit the Company to terminate this Agreement (except as specifically provided in Article VIII), (y) permit the Company to enter into any agreement with respect to an Alternative Proposal for so long as this Agreement remains in effect (it being agreed that for so long as this Agreement remains in effect, the Company shall not enter into any agreement with any person or group that provides for, or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement under the circumstances described above)), or (z) affect any other obligation of the Company under this Agreement.

     5.05 Purchases of Common Stock of the Other Party. During the period from the date hereof through the Effective Time, neither Parent nor any of its Subsidiaries or other affiliates will purchase any shares of Company Common Stock, and neither the Company nor any of its Subsidiaries or other affiliates will purchase any shares of Parent Common Stock.


     5.06 Management Agreement Assignment Agreement. From the date hereof through the Effective Time, Parent will not permit BlackRock Financial Management, Inc. to amend or terminate the Management Agreement Assignment Agreement between GMAC Mortgage Asset Management, Inc. and BlackRock Financial Management, Inc. (the "Management Agreement Assignment Agreement").



                                ARTICLE VI
                           ADDITIONAL AGREEMENTS


     6.01 Access to Information. Each of the Company and Parent shall, and shall cause each of its Subsidiaries to, throughout the period from the date hereof to the Effective Time, (i) provide the other party and its Representatives with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company or Parent, as the case may be, and its Subsidiaries and their respective assets, properties, books and record, but only to the extent that such access does not unreasonably interfere with the business and operations of the Company or Parent, as the case may be, and its Subsidiaries, and (ii) furnish promptly to such persons (x) a copy of each report, statement, schedule and other document filed or received by the Company or Parent, as the case may be, or any of its Subsidiaries pursuant to the requirements of federal or state securities laws and each material report, statement, schedule and other document filed with any other Governmental or Regulatory Authority, and (y) all other information and data (including, without limitation, copies of Contracts or Company Employee Benefit Plans, as the case may be, and other books and records) concerning the business and operations of the Company or Parent, as the case may be, and its Subsidiaries as the other party or any of such other persons reasonably may request. No investigation pursuant to this paragraph or otherwise shall affect any representation or warranty contained in this Agreement or any condition to the obligations of the parties hereto. Any such information or material obtained pursuant to this Section 6.01 that constitutes "Evaluation Material" (as such term is defined in the letter agreement dated as of October 19, 1999 between the Company and Parent (the "Confidentiality Agreement")) shall be governed by the terms of the Confidentiality Agreement, provided that following the Effective Time Parent and the Surviving Corporation shall have all the rights of the Company with respect thereto.

     6.02 Preparation of Registration Statement and Proxy Statement. The Company and Parent shall prepare the Proxy Statement and Parent shall prepare and file with the SEC as soon as reasonably practicable after the date hereof the Registration Statement, in which the Proxy Statement will be included as the prospectus. Parent and the Company shall use their best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after such filing. Parent shall also take any action (other than qualifying as a foreign corporation or taking any action which would subject it to service of process in any jurisdiction where Parent is not now so qualified or subject) required to be taken under applicable state blue sky or securities laws in connection with the issuance of Parent Common Stock in connection with the Merger. If at any time prior to the Effective Time any event shall occur that should be set forth in an amendment of or a supplement to the Registration Statement, Parent with the cooperation of the Company shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Parent, Sub and the Company shall cooperate with each other in the preparation of the Registration Statement and the Proxy Statement and any amendment or supplement thereto, and Parent shall notify the Company of the receipt of any comments of the SEC with respect to the Registration Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to the Company promptly copies of all correspondence between Parent or any of its Representatives with respect to the Registration Statement. Parent shall give the Company and its counsel the opportunity to review the Registration Statement and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. Each of the Company, Parent and Sub agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause (x) the Registration Statement to be declared effective by the SEC at the earliest practicable time and to be kept effective as long as is necessary to consummate the Merger, and (y) the Proxy Statement to be mailed to the holders of Company Common Stock entitled to vote at the meeting of the stockholders of the Company at the earliest practicable time.

     6.03 Approval of Stockholders. The Company shall, through its Board of Directors, either duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders' Meeting" for the purpose of voting on, or solicit written consents required for, the adoption of this Agreement (the "Company Stockholders' Approval") as soon as reasonably practicable after the date hereof. Subject to the exercise of fiduciary obligations under applicable law as advised by outside counsel, the Company shall, through its Board of Directors, include in the Proxy Statement the recommendation of the Board of Directors of the Company that the stockholders of the Company adopt this Agreement, and shall use its best efforts to obtain such adoption.

     6.04 Company Affiliates. At least 30 days prior to the Closing Date the Company shall deliver a letter to Parent identifying all persons who, at the time of the Company Stockholders' Meeting, may, in the Company's reasonable judgment, be deemed to be "affiliates" (as such term is used in Rule 145 under the Securities Act) of the Company ("Company Affiliates"). The Company shall use its best efforts to cause each Company Affiliate to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form and to the effect of Exhibit B hereto (an "Affiliate Agreement"). Parent shall be entitled to place legends as specified in such Affiliate Agreements on the certificates evidencing any Parent Common Stock to be received by such Company Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of such Affiliate Agreements.

     6.05 Stock Exchange Listing. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in connection with the Merger and under the Director Stock Option Plan after the Merger in accordance with this Agreement, to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date. Parent shall use its reasonable best efforts after the Closing to cause the shares of Parent Common Stock issuable upon conversion of the New Parent Preferred Stock issued pursuant to Section 2.01(c) to be listed on the NYSE, including by submitting the conversion of the New Parent Preferred Stock for adoption by the requisite vote of, and recommending such adoption to, the stockholders of Parent.

     6.06 Regulatory and Other Approvals. Subject to the terms and conditions of this Agreement and without limiting the provisions of Sections 6.02 and 6.03, each of the Company and Parent will proceed diligently and in good faith to, as promptly as practicable, (a) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other public or private third parties, including Societe Generale and ABN AMRO Bank N.V., required of Parent, the Company or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby, and (b) provide such other information and communications to such Governmental or Regulatory Authorities or other public or private third parties as the other party or such Governmental or Regulatory Authorities or other public or private third parties may reasonably request in connection therewith.

     6.07 Company Option Plan.
          -------------------

     (a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (a "Company Stock Option") under the Director Stock Option Plan, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, a number of shares of Parent Common Stock equal to the product (rounded down to the nearest whole share) of (i) the number of shares of Company Common Stock issuable upon exercise of the option immediately prior to the Effective Time and (ii) the Common Stock Conversion Number; and the option exercise price per share of Parent Common Stock at which such option is exercisable shall be the amount (rounded up to the nearest whole cent) obtained by dividing (iii) the option exercise price per share of Company Common Stock at which such option is exercisable immediately prior to the Effective Time by (iv) the Common Stock Conversion Number.

     (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Stock Options a notice stating that the agreements evidencing the grant of the Company Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments, if any, required by this Section after giving effect to the Merger and the terms of the Director Stock Option Plan).

     (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery under the Director Stock Option Plan as adjusted in accordance with this Section. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 promulgated by the SEC under the Securities Act (or any successor or other appropriate form) with respect to the Parent Common Stock subject to such options held by individuals and shall use reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Parent shall administer the Director Stock Option Plan in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

     6.08 Directors' and Officers' Indemnification and Insurance.
          ------------------------------------------------------

     (a) From and after the Effective Time and until the sixth anniversary of the Effective Time and for so long thereafter as any claim for indemnification asserted on or prior to such date has not been fully adjudicated, Parent and the Surviving Corporation (each, an "Indemnifying Party") shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs and expenses (including attorneys' fees), liabilities, judgments and settlement amounts that are paid or incurred in connection with any claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative and whether asserted or claimed prior to, at or after the Effective Time) that is based in whole or in part on, or arises in whole or in part out of, the fact that such Indemnified Party is or was a director or officer of the Company or any of its Subsidiaries and relates to or arises out of any action or omission occurring at or prior to the Effective Time ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under applicable law to indemnify its own directors or officers, as the case may be; provided that no Indemnifying Party shall be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld; and provided, further, that no Indemnifying Party shall be liable for any Indemnified Liabilities which occur as a result of the gross negligence or willful misconduct of any Indemnified Party or conduct with respect to which the Company would not be permitted to indemnify the Indemnified Party under the Company's Certificate of Incorporation on the date hereof. Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising prior to or after the Effective Time), (w) the Indemnifying Parties will pay expenses in advance of the final disposition of any such claim, action, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by applicable law; provided that the person to whom expenses are advanced provides any undertaking required by applicable law to repay such advance if it is ultimately determined that such person is not entitled to indemnification; (x) the Indemnified Parties shall retain counsel reasonably satisfactory to the Indemnifying Parties; (y) the Indemnifying Parties shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties (subject to the final sentence of this paragraph) promptly as statements therefor are received; and (z) the Indemnifying Parties shall use all commercially reasonable efforts to assist in the defense of any such matter. Any Indemnified Party wishing to claim indemnification under this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Indemnifying Parties, but the failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have under this paragraph except to the extent such failure irreparably prejudices such Indemnifying Party. The Indemnified Parties as a group may retain only one law firm (together with appropriate local counsel) to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties in which case the Indemnified Parties may retain more than one law firm; provided, however, that the Indemnifying Parties shall be required to pay the reasonable fees and expenses of only one law firm as determined by the Indemnifying Parties.

     (b) Except to the extent required by law, until the sixth anniversary of the Effective Time, Parent will not take any action so as to amend, modify or repeal the provisions for indemnification of directors, officers or employees contained in the certificates or articles of incorporation or bylaws (or other comparable charter documents) of the Surviving Corporation (which as of the Effective Time shall be no more favorable to such individuals than those maintained by the Company on the date hereof) in such a manner as would adversely affect the rights of any individual who shall have served as a director, officer or employee of the Company or any of its Subsidiaries prior to the Effective Time to be indemnified by such corporations in respect of their serving in such capacities prior to the Effective Time.

     (c) Parent and the Surviving Corporation shall, until the sixth anniversary of the Effective Time and for so long thereafter as any claim for insurance coverage asserted on or prior to such date has not been fully adjudicated, cause to be maintained in effect, to the extent available, the policies of directors' and officers' liability insurance maintained by the Company as of the date hereof (or policies of at least the same coverage and amounts containing terms that are no less advantageous to the insured parties) with respect to claims arising from facts or events that occurred on or prior to the Effective Time; provided that in no event shall Parent or the Surviving Corporation be obligated to expend in order to maintain or procure insurance coverage pursuant to this paragraph any amount per annum in excess of 200% of the aggregate premiums payable by the Company in 1999 (on an annualized basis) for such purpose.

     (d) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and each party entitled to insurance coverage under paragraph (c) above, respectively, and his or her heirs and legal representatives, and shall be in addition to any other rights an Indemnified Party may have under the certificate or articles of incorporation or bylaws of the Surviving Corporation, under the DGCL or otherwise.

     6.09 Parent Governance. Parent's Board of Directors shall take action to cause the full Board of Directors of Parent at the Effective Time to include Leon T. Kendall or any other current independent director of the Company, or such other individual designated by the Company and approved by Parent (who shall be designated a Class I Director on Parent's Board of Directors) for a term continuing until the Parent's annual meeting of stockholders in 2001 and David M. Applegate or such other individual designated by the Company and approved by Parent (who shall be designated a Class II Director on Parent's Board of Directors) for a term continuing until Parent's annual meeting of stockholders in 2002 or until their successors are elected.

     6.10 Expenses. Except as set forth in Section 8.02, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

     6.11 Brokers or Finders. Each of Parent and the Company represents, as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except PaineWebber Incorporated, whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm (a true and complete copy of which has been delivered by the Company to Parent prior to the execution of this Agreement), and Prudential Securities, Incorporated, whose fees and expenses will be paid by Parent in accordance with Parent's agreement with such firm (a true and complete copy of which has been delivered by Parent to the Company prior to the execution of this Agreement), and each of Parent and the Company shall indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other such fee or commission or expenses related thereto asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

     6.12 Takeover Statutes. If any "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, the Company, Parent and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby and thereby.

     6.13 Conveyance Taxes. The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with, and are solely and directly related to, the transactions contemplated by this Agreement ("Transfer Taxes") that are required or permitted to be filed on or before the Effective Time.

     6.14 Letters of Accountants.
          ----------------------

     (a) The Company shall use its commercially reasonable efforts to cause to be delivered to Parent "comfort" letters of PriceWaterhouseCoopers, the Company's independent public accountants, dated and delivered the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to Parent, in form and substance reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     (b) Parent shall use its commercially reasonable efforts to cause to be delivered to the Company "comfort" letters of Deloitte & Touche LLP, Parent's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to the Company, in form and substance reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     6.15 Coordination of Dividends. Each of the Company and Parent shall coordinate with the other regarding the declaration and payment of dividends in respect of Company Common Stock and Parent Common Stock and the record dates and payment dates relating thereto, it being the intention of the Company and Parent that except as contemplated by Section 5.01(b)(ii)(B)(w), any holder of Company Common Stock or Parent Common Stock, as the case may be, shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to such holder's Company Common Stock or Parent Common Stock.

                                ARTICLE VII
                                 CONDITIONS


     7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

     (a) Stockholder Approval. This Agreement shall have been adopted by the requisite vote of the stockholders of the Company under the DGCL.

     (b) Registration Statement; State Securities Laws. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding seeking such an order shall be pending or threatened. Parent shall have received all state securities or blue sky permits and other authorizations necessary to issue the Parent Stock pursuant to this Agreement and under the Company Stock Plans after the Merger.

     (c) Exchange Listing. The shares of Parent Common Stock issuable to the Company's stockholders in the Merger and under the Director Stock Option Plan after the Merger in accordance with this Agreement shall have been authorized for listing on the NYSE.

     (d) No Injunctions or Restraints; Material Proceedings. No court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement, and there shall be no pending or threatened material proceedings that could reasonably be expected to have a material adverse effect on the consummation of the Merger.

     (e) Governmental and Regulatory and Other Consents and Approvals. Other than the filing provided for by Section 1.03, all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority or any other public or private third parties listed in Schedule 7.01(e) to this Agreement shall have been obtained, all in form and substance reasonably satisfactory to Parent and the Company.

     7.02 Conditions to Obligation of Parent and Sub to Effect the Merger. The obligation of Parent and Sub to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by Parent and Sub in their sole discretion).

     (a) Representations and Warranties. The representations and warranties made by the Company in this Agreement taken as a whole shall be true and correct in all respects material to the business, assets, financial condition or results of operation of the Company and the validity and enforceability of this Agreement as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, except as affected by the transactions contemplated by this Agreement, and the Company shall have delivered to Parent a certificate, dated the Closing Date and executed in the name and on behalf of the Company by its President, to such effect.

     (b) Performance of Obligations. The Company shall have performed and complied with, in all material respects, its agreements, covenants and obligations required by this Agreement to be so performed or complied with by the Company at or prior to the Closing, and the Company shall have delivered to Parent a certificate, dated the Closing Date and executed in the name and on behalf of the Company by its President, to such effect.

     (c) Management Agreement Assignment Agreement. The Management Agreement Assignment Agreement shall be in full force and effect.

     (d) Opinion of the Company's Counsel. Parent shall have received an opinion from Milbank, Tweed, Hadley & McCloy LLP, legal counsel to the Company, substantially in the form attached hereto as Exhibit C (with customary exceptions, assumptions, qualifications and based upon customary representations).

     (e) REIT Opinion. Parent shall have received an opinion from Milbank, Tweed, Hadley & McCloy LLP, substantially in the form attached hereto as Exhibit D.

     (f) Societe Generale and ABN AMRO Bank N.V. Consents. Either (i) Parent shall have (x) received copies of documents pursuant to which Societe Generale and ABN AMRO Bank N.V. have consented to the Merger Agreement without any material change in the economic terms of the financing arrangements in place as of the Effective Time between the Company and Societe Generale and the Company and ABN AMRO Bank N.V. or (y) received copies of the documents pursuant to which ABN AMRO Bank N.V. has consented to the Merger Agreement without any material change in the economic terms of the financing arrangements in place as of the Effective Date between the Company and ABN AMRO Bank N.V. and ABN AMRO Bank N.V. has agreed to provide financing under its existing arrangement with the Company with respect to the Mortgage Loans financed under the financing arrangements as of the date hereof between the Company and Societe Generale or (ii) the Company shall have settled the sale of the Purchased Loans and the Mortgage Loans underlying the amounts indicated as outstanding under the CP Facilities in Section 3.15 of the Company Disclosure Letter with the party or parties that have not so consented to the Merger Agreement. For purposes of this Section 7.02(f), "Mortgage Loans" shall have the meaning under the financing agreements between the Company and Societe Generale and "Purchased Loans" shall have the meaning under the financing agreements between the Company and ABN AMRO Bank N.V.

     7.03 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by the Company in its sole discretion):

     (a) Representations and Warranties. The representations and warranties made by Parent and Sub in this Agreement taken as a whole shall be true and correct in all respects material to the business, assets, financial condition or results of operation of Parent and the validity and enforceability of this Agreement as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, except as affected by the transactions contemplated by this Agreement, and Parent and Sub shall each have delivered to the Company a certificate, dated the Closing Date and executed in the name and on behalf of Parent by its Chairman of the Board, President or any Senior Executive Officer and in the name and on behalf of Sub by its Chairman of the Board, President or any Vice President, to such effect.

     (b) Performance of Obligations. Parent and Sub each shall have performed and complied with, in all material respects, its agreements, covenants and obligations required by this Agreement to be so performed or complied with by Parent or Sub at or prior to the Closing, and Parent and Sub shall each have delivered to the Company a certificate, dated the Closing Date and executed in the name and on behalf of Parent by its Chairman of the Board, President or any Senior Executive Officer and in the name and on behalf of Sub by its Chairman of the Board, President or any Vice President, to such effect.

     (c) The Management Agreement Assignment Agreement. The Management Agreement Assignment Agreement shall be in full force and effect and shall not have been amended or terminated since its original date of execution.

     (d) Opinion of Parent's Counsel. The Company shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, legal counsel to Parent, or local Maryland counsel to Parent acceptable to the Company, substantially in the form attached hereto as Exhibit E (with customary exceptions, assumptions, qualifications and based upon customary representations).

     (e) REIT Opinion. The Company shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, substantially in the form attached hereto as Exhibit F.

     (f) Opinion of Parent's Local Counsel. The Company shall have received an opinion from Miles & Stockbridge P.C., Maryland counsel to Parent, substantially in the form attached hereto as Exhibit G.


                               ARTICLE VIII
                     TERMINATION, AMENDMENT AND WAIVER

     8.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether prior to or after the Company Stockholders'
Approval:

                  (a) By mutual written agreement of the parties hereto duly authorized by action taken by or on behalf of their respective Boards of Directors;

                  (b) By either the Company or Parent upon notification to the non-terminating party by the terminating party:

                  (i) at any time after June 30, 2000 if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party;

                  (ii) if the Company Stockholders' Approval shall not be obtained by reason of the failure to obtain the requisite vote upon a vote held at a meeting of such stockholders, or any adjournment thereof, called therefor;

                  (iii) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement, which breach is not curable or, if curable, has not been cured within 30 days following receipt by the non-terminating party of notice of such breach from the terminating party; or

                  (iv) if any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued an order making illegal or otherwise restricting, preventing or prohibiting the Merger and such order shall have become final and nonappealable;

                  (c) By the Company if the Board of Directors of the Company determines in good faith, based upon the written opinion of outside counsel (a copy of which shall be provided promptly to Parent), that termination of the Agreement is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law by reason of an unsolicited bona fide Alternative Proposal if such Alternative Proposal is not conditioned on the receipt of financing and the Board of Directors has reasonably concluded in good faith that the person or group making such Alternative Proposal will have adequate sources of financing to consummate such Alternative Proposal and that such Acquisition Proposal is more favorable to the Company's stockholders than the Merger, and the Board of Directors has received a written opinion from a nationally-recognized investment banking firm (a copy of which shall be provided promptly to Parent) to the effect that the consideration to be received by stockholders of the Company in connection with such Alternative Proposal is superior, from a financial point of view, to the consideration to be received by them in the Merger; provided that the Company shall have complied with the provisions of clauses (B) and (C) of Section 5.04 and shall notify Parent promptly of its intention to terminate this Agreement or enter into a definitive agreement with respect to such Alternative Proposal, but in no event shall such notice be given less than 48 hours prior to the public announcement of the Company's termination of this Agreement; and provided further that the Company's ability to terminate this Agreement pursuant to this paragraph (c) is conditioned upon the prior payment by the Company to Parent of any amounts owed by it pursuant to Section 8.02(b);

                  (d) By Parent if the Board of Directors of the Company (or any committee thereof) shall have withdrawn or modified in a manner materially adverse to the terminating party its approval or recommendation of this Agreement or the Merger or shall have recommended an Alternative Proposal to its stockholders;

                  (e) By the Company if the average Sales Price of a share of Parent Common Stock on the ten consecutive Trading Days ending three Trading Days prior to the Closing Date is below the Benchmark Price; or

                  (f) By Parent if the Company adjusts the Common Stock Conversion Number in accordance with Section 2.01(c)(i).


     8.02 Effect of Termination.
          ---------------------

     (a) If this Agreement is validly terminated by either the Company or Parent pursuant to Section 8.01, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either the Company or Parent (or any of their respective Representatives or affiliates), except (i) that the provisions of Sections 6.01, 6.11 and 6.12 and this Section 8.02 will continue to apply following any such termination, (ii) that nothing contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement and (iii) as provided in paragraphs (b) and (c) below.

     (b) In the event that any person or group shall have made an Alternative Proposal and thereafter (i) this Agreement is terminated (x) by the Company pursuant to Section 8.01(c), (y) by Parent pursuant to Section 8.01(b)(iii) or Section 8.01(d) or (z) by either party pursuant to Section 8.01(b)(ii) as a result of the Company Stockholders' Approval not being obtained, then the Company shall owe to Parent a "Break-up Fee" in the amount of $2,000,000. In the event that this Agreement is terminated by either party pursuant to Section 8.01(b)(ii) as a result of the Company Stockholders' Approval not being obtained, then the Company shall owe to Parent an "Expense Fee" in the amount equal to the aggregate amount of all reasonable documented out of pocket expenses and fees incurred by Parent and Sub in connection with this Agreement and the transaction contemplated hereby (including, without limitation, reasonable fees and expenses payable to all banks, investment banking firms and other financial institutions and persons and their respective agents and counsel for acting as Parent's financial advisor with respect to, or arranging or committing to provide or providing any financing for, the Merger), provided that in no event shall the amount of such reimbursable fees and expenses exceed $400,000 in the aggregate. The total of the Break-up Fee and the Expense Fee shall in no event exceed $2,000,000.

     (c) If Parent is owed either the Break-up Fee or the Expense Fee (the "Termination Fee") from the Company pursuant to Section 8.02(b), the Company shall pay to Parent by wire transfer of same day funds, either on the date contemplated in Section 8.01(c) if applicable, or otherwise, within two business days after such amount becomes due, an amount equal to the lesser of (i) the Termination Fee and (ii) the sum of (A) the maximum amount that can be paid to Parent in the year in which this Agreement is terminated (the "Termination Year") and in all relevant taxable years thereafter without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements") for such year, determined as if the payment of such amount did not constitute income described in Section 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to Parent, and (B) in the event Parent receives an opinion of counsel (a "Termination Fee Opinion") to the effect that its receipt of the Termination Fee would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements, the Termination Fee less the amount payable under clause (A) above. If the amount payable for the Termination Year under the preceding sentence is less than the Termination Fee, Parent shall notify the Company in writing and the Company shall place the remaining portion of the Termination Fee in escrow and shall not release any portion thereof to Parent. Parent shall not be entitled to any such amount unless and until the Company receives either of the following:
(i) a letter from Parent's independent accountants indicating the maximum amount that can be paid at that time to Parent without causing Parent to fail to meet the REIT Requirements for any relevant taxable year, in which event the Company shall pay such maximum amount, or (ii) a Termination Fee Opinion, in which event the Company shall pay to the Parent the unpaid Termination Fee. The Company's obligation to pay any unpaid portion of the Termination Fee shall terminate ten years from the date of this Agreement and the Company shall have no obligation to make any further payments notwithstanding that the entire Termination Fee has not been paid as of such date.

     8.03 Amendment. This Agreement may be amended, supplemented or modified by action taken by or on behalf of the respective Boards of Directors of the parties hereto at any time prior to the Effective Time, whether prior to or after the Company Stockholders' Approval shall have been obtained, but after such adoption and approval only to the extent permitted by applicable law. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto.

     8.04 Waiver. At any time prior to the Effective Time any party hereto, by action taken by or on behalf of its Board of Directors, may to the extent permitted by applicable law (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the covenants, agreements or conditions of the other parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

                                ARTICLE IX
                             GENERAL PROVISIONS


     9.01 Non-Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger but shall terminate at the Effective Time, except for the agreements contained in Article I and Article II, in Sections 6.07, 6.08, 6.09, 6.10, 6.11 and 6.13, this Article IX and the agreements of the "affiliates" of the Company delivered pursuant to Section 6.04, which shall survive the Effective Time.

     9.02 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

            If to Parent or Sub, to:

            Anthracite Capital, Inc.
            345 Park Avenue
            29th Floor
            New York, NY 10154
            Facsimile No.:  (212) 754-8758
            Attn: Richard Shea, Chief Financial Officer and Chief Operating Officer

            with a copy to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            Four Times Square
            New York, NY  10019
            Facsimile No.:  (212) 735-2000
            Attn:  J. Gregory Milmoe, Esq.

            If to the Company, to:

            CORE Cap, Inc.
            100 Witmer Road
            P.O. Box 963
            Horsham, PA  19044-0963
            Facsimile No.: (215) 682-1151
            Attn: Brian Kuelbs

            with a copy to:

            Milbank, Tweed, Hadley & McCloy LLP
            One Chase Manhattan Plaza
            New York, NY  10005
            Facsimile No.: (212) 530-5219
            Attn:  Barbara Briggs, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

     9.03 Entire Agreement; Incorporation of Exhibits.
          -------------------------------------------

     (a) This Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof and is the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

     (b) The Company Disclosure Letter, the Parent Disclosure Letter and any Exhibit attached to this Agreement and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     9.04 Public Announcements. Except as otherwise required by law or the rules of any applicable securities exchange or national market system, so long as this Agreement is in effect, Parent and the Company will not, and will not permit any of their respective Representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. Parent and the Company will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

     9.05 No Third Party Beneficiary. The terms and provisions this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and except as provided in Sections 6.08 and 6.09 (which are intended to be for the benefit of the persons entitled to herein, and may be enforced by any of such persons), it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

     9.06 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except that Sub may assign any or all of its rights, interests and obligations hereunder to another direct or indirect wholly-owned Subsidiary of Parent, provided that any such Subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     9.07 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define, modify or limit the provisions hereof.

     9.08 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or order, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

     9.09 Governing Law. Except to the extent that the DGCL is mandatorily applicable to the Merger and the rights of the stockholders of the Constituent Corporations, this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

     9.10 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specified terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.11 Certain Definitions. As used in this Agreement:
          -------------------

     (a) except as provided in Section 6.04, the term "affiliate," as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

     (b) a person will be deemed to "beneficially" own securities if such person would be the beneficial owner of such securities under Rule 13d-3 under the Exchange Act, including securities which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time);

     (c) the term "business day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close;

     (d) the term "knowledge" or any similar formulation of "knowledge" shall mean, with respect to the Company, the actual knowledge of the persons named in Section 9.11(d) of the Company Disclosure Letter, and with respect to Parent, the actual knowledge of the persons named in Section 9.11(d) of the Parent Disclosure Letter;

     (e) the term "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing;

     (f) any reference to any event, change or effect being "material" or "materially adverse" or having a "material adverse effect" on or with respect to an entity (or group of entities taken as a whole) means such event, change or effect is material or materially adverse, as the case may be, to the business, assets, financial condition or results of operations of such entity (or of such group of entities taken as a whole);

     (g) the term "person" shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act);

     (h) the "Representatives" of any entity means such entity's directors, officers, employees, legal, investment banking and financial advisors, accountants and any other agents and representatives; and

     (i) the term "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which more than 50% of either the equity interests in, or the voting control of, such corporation or other organization is, directly or indirectly through Subsidiaries or otherwise, beneficially owned by such party.

     9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officer thereunto duly authorized as of the date first above written.

Attest:                            ANTHRACITE CAPITAL, INC.



/s/ Robert Friedberg               By: /s/ Hugh Frater
_____________________                 _______________________________
      Secretary                       Name:  Hugh Frater
                                      Title: President

Attest:                            ANTHRACITE ACQUISITION CORP.


Richard Shea                       By: /s/ Hugh Frater
_____________________                 _____________________________
      Secretary                       Name:  Hugh Frater
                                      Title:

Attest:                            CORE CAP, INC.


Thomas O'Hara                      By: /s/ Brian P. Kuelbs
_____________________                 ____________________________
      Secretary                       Name:  Brian P. Kuelbs
                                      Title: President



                                                                    EXHIBIT A



                                  FORM OF

                           ARTICLES SUPPLEMENTARY

                                     OF

                          ANTHRACITE CAPITAL, INC.



         Anthracite Capital, Inc., a Maryland corporation (the "Corporation"), certifies as follows:

         FIRST: Under the authority set forth in Article FIFTH of the charter of the Corporation, as heretofore amended (which, as hereinafter amended or restated from time to time is, together with the Articles Supplementary, herein called the "Articles"), the Board of Directors of the Corporation on __________, 2000, by resolution duly designated and classified [NUMBER OF SHARES OF CORE CAP PREFERRED OUTSTANDING AT THE EFFECTIVE TIME] of the authorized, but unissued shares of the preferred stock, par value $.001 per share, of the Corporation as the "10% Cumulative Convertible Series B Preferred Stock" (the "Series B Preferred Stock") and has authorized the issuance and sale of such shares.

         SECOND: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and other provisions of shares of Series B Preferred Stock shall be included as part of Article FIFTH of the Articles and are as follows:

                           1. Designation. A series of preferred shares designated as 10% Series B Cumulative Convertible Redeemable Preferred Stock is hereby established (the "Series B Preferred Stock") and the number of shares constituting the Series B Preferred Stock shall be [NUMBER OF SHARES OF CORE CAP PREFERRED OUTSTANDING AT EFFECTIVE TIME]. Shares of the Series B Preferred Stock shall have a liquidation preference of $25.00 (the "Initial Liquidation Preference") plus an amount equal to the accrued and unpaid dividends, if any, thereon. The number of authorized shares of the Series B Preferred Stock may be reduced by further resolution duly adopted by the Board of Directors and by the filing of a certificate pursuant to the provisions of the Maryland General Corporation Law stating that such reduction has been so authorized, but the number of authorized shares of the Series B Preferred Stock shall not be increased.

                  2. Dividends. (a) For each quarterly dividend period (a "Dividend Period"), dividends payable on the shares of the Series B Preferred Stock shall be payable at a rate of 10% of the Initial Liquidation Preference per annum (i.e., an amount equivalent to $2.50 per share per annum) (as adjusted pursuant to the proviso at the end of this sentence, the "Dividend Rate"), provided, however, that if the shares of Common Stock issuable on conversion of the shares of the Series B Preferred Stock have not been listed as required by Section 4(k) hereof, then on June 15 of each year beginning with the year 2000 the Dividend Rate shall be increased by 0.50%. If the shares of Common Stock issuable on conversion of the shares of the Series B Preferred Stock thereafter are listed in accordance with Section 4 hereof then the Dividend Rate will immediately be reduced to 10%. In the event that two Dividend Rates are in effect during a Dividend Period, the Dividend Rate for such Dividend Period shall be the weighted average of the two Dividend Rates that are in effect during such Dividend Period. The amount of dividends per share for each full Dividend Period shall be computed by dividing the Dividend Rate per annum by four. The Dividend Periods shall commence on the first day of the months of January, April, July and October of each year and shall end on and include the last day of each of the months of March, June, September and December of each year (except that the first Dividend Period shall commence on the date immediately following the last day of the dividend period with respect to which dividends were last paid on the 10% Cumulative Convertible Series A Preferred Stock of CORE Cap, Inc., a Delaware corporation). Dividends shall be cumulative from such date and shall be payable, when and as declared by the Board of Directors out of funds legally available therefor, on the last day of each Dividend Period, commencing on [MARCH 31], 2000. Each such dividend shall be paid to the holders of record of shares of the Series B Preferred Stock as they appear on the stock ledger of the Corporation on such record date, not exceeding 45 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Undeclared dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

                  (b) Dividends payable on the Series B Preferred Stock for any period greater or less than a full Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

                  (c) When dividends are not paid in full (or a sum sufficient for such full payment is not set apart) upon the shares of the Series B Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series B Preferred Stock, all dividends declared upon shares of the Series B Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series B Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series B Preferred Stock and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Series B Preferred Stock and such other Preferred Stock bear to each other.

                  (d) So long as any shares of the Series B Preferred Stock are outstanding, no dividend (other than a dividend in common stock or in any other stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation, dissolution or winding up and other than as provided in paragraph (c) of this
         Section 2) shall be declared or paid or set aside for payment and no other distribution declared or made upon the common stock or upon any other stock ranking junior to or on a parity with the Series B Preferred Stock as to dividends or amounts upon liquidation, dissolution or winding up, nor shall any common stock or any other stock of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to dividends or amounts upon liquidation, dissolution or winding up, be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation or any subsidiary (except by conversion into or exchange for stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends and amounts upon liquidation, dissolution or winding
         up) unless, in each case, the full cumulative dividends on all outstanding shares of the Series B Preferred Stock shall have been paid or declared and set aside for payment for all past Dividend Periods and the then current Dividend Period.

                  (e) Holders of shares of the Series B Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series B Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.

                  3. Redemption. (a) The shares of the Series B Preferred Stock are not redeemable prior to September 30, 2002. The Corporation, at its option, may redeem shares of the Series B Preferred Stock out of funds legally available therefor, as a whole or in part, at any time or from time to time, on or after September 30, 2002, at a redemption price equal to the Initial Liquidation Preference per share plus accrued and unpaid dividends thereon to the date fixed for redemption.

                  (b) If fewer than all the outstanding shares of the Series B Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and such shares shall be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (as nearly as may be practicable without creating fractional shares) or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable.

                  (c) In the event the Corporation shall redeem shares of the Series B Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 or more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock ledger of the Corporation. No failure to give such notice or any defect therein or the mailing thereof will affect the validity of the proceeding for the redemption of any shares of the Series B Preferred Stock except as to the holder to whom notice was defective or not given. Each such notice shall state: (i) the redemption date; (ii) the number of shares of the Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date; and (vi) that the conversion right of the holders of shares of the Series B Preferred Stock shall terminate on the redemption date.

                  (d) If notice of redemption has been given as aforesaid and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares so called for redemption, then from and after the redemption date dividends on the shares of the Series B Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall terminate. Any moneys so set aside in trust which remain unclaimed by the holders of shares of the Series B Preferred Stock at the end of two years after the redemption date will be returned by the trustee thereof to the Corporation and the holders of such shares of the Series B Preferred Stock will be entitled to look only to the Corporation for the payment thereof. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                           (e) Notwithstanding the foregoing provisions of this Section 3, if any dividends on the Series B Preferred Stock are in arrears, no shares of the Series B Preferred Stock shall be redeemed unless all outstanding shares of the Series B Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of the Series B Preferred Stock (except by conversion of such shares); provided, however, that the Corporation may purchase or acquire shares of the Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series B Preferred Stock.

                  4. Conversion by Holders. Subject to the approval of holders of the Corporation's Common Stock with respect to the issuance of shares of Common Stock upon conversion of shares of the Series B Preferred Stock to the extent required for listing of such shares, the holders of shares of the Series B Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, par value $.001 per share (the "Common Stock"), as follows:

                  (a) Subject to and upon compliance with the provisions of this Section 4, a holder of shares of the Series B Preferred Stock shall have the right, at such holder's option, at any time, to convert such shares, in whole or in part, into the number of fully paid and non-assessable shares of authorized but previously unissued shares of Common Stock per each share of the Series B Preferred Stock obtained by dividing the Initial Liquidation Preference per share of the Series B Preferred Stock by a conversion price of [$21.93 DIVIDED BY THE COMMON STOCK CONVERSION NUMBER SET FORTH IN THE MERGER AGREEMENT]1 per share, as the same may be adjusted and as in effect at the time and on the date provided for in the last subparagraph of Section 4(b) or in the last subparagraph of Section 5(d), as the case may be (the "Conversion Price"), and by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 4; provided, however, that the right to convert shares of the Series B Preferred Stock called for redemption shall terminate as provided in the notice of redemption.

                  (b) In order to exercise the conversion right, the holder of each share of the Series B Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the transfer agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such share of the Series B Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of the Series B Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

                  As promptly as practicable after the surrender of certificates for shares of the Series B Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or send on such holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares of the Series B Preferred Stock, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this Section 4.

                  Each conversion pursuant to this Section 4 shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of the Series B Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates or shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation. The Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Stock issued upon such conversion.

                  (c) No fractional share of common stock or scrip representing fractions of a share of Common Stock shall be issued upon conversion of the shares of the Series B Preferred Stock whether pursuant to this Section 4 or Section 5. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of shares of the Series B Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the market value of the Common Stock on the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series B Preferred Stock so surrendered.

                  (d) The Conversion Price shall be adjusted from time to time as follows:

                           (i) If the Corporation shall, after the date the
                  shares of the Series B Preferred Stock are issued, (A) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares,
                  (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of Common Stock by reclassification of its outstanding Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which the subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of the Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock (or fraction of a share of Common Stock) that such holder would have owned or would have been entitled to receive after the happening of any of the events described above had such share of the Series B Preferred Stock been converted immediately prior to the record date in the case of dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this paragraph (d)(i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (h) below) in the case of a dividend distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

                           (ii) If the Corporation shall issue, after the
                  date the shares of the Series B Preferred Stock are issued, rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the market price per share of the Common Stock on the record date for the determination of the shareholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (X) the number of shares of common stock outstanding on the close of business on the date fixed for such determination and (Y) the number of shares that could be purchased at such market price from the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for Common Stock, and the denominator of which shall be the sum of
                  (XX) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (YY) the number of additional shares of Common Stock offered for subscription or purchase pursuant to the such rights or warrants. Such adjustment shall become effective immediately after the opening of business on the date next following such record date (except as provided in paragraph (h) below). In determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase Common Stock at less than the market price, there shall be taken into account any consideration received by the Corporation upon the issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

                           (iii) If the Corporation shall, after the date
                  the shares of the Series B Preferred Stock are issued, make a distribution on its Common Stock other than in cash or shares of Common Stock (including any distribution in securities other than rights, options or warrants as set forth above) (each of the foregoing being referred to herein as the "Securities"), then the Conversion Price in effect at the opening of business on the next day following the record date for the determination of the shareholders entitled to receive such distribution of Securities shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the day following the record date by (B) a fraction, the numerator of which shall be the amount obtained by subtracting the per share value of the property being distributed by (bb) the market price per share of Common Stock on the record date, and the denominator of which shall be the market price of Common Stock outstanding on the close of business on the record date; provided, however, that the Corporation may, in lieu of the foregoing adjustment, make adequate provision such that each holder of shares of the Series B Preferred Stock shall have the right to receive the amount and kind of property such holder would have received had such holder converted each such share of the Series B Preferred Stock immediately prior to the record date for determination of the shareholders entitled to receive such distribution of property. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided below). The value of the property being distributed shall be as determined in good faith by the Board of Directors. Neither the issuance by the Corporation of rights, options or warrants to subscribe for or purchase securities of the Corporation nor the exercise thereof shall be deemed a distribution of Securities under this paragraph.

                           (iv) Notwithstanding any other provision of this
                  Section 4, no adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this paragraph (d)(iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 4 not later than such time as may be required in order to preserve the tax free nature of a distribution to the holders of shares of Common Stock. Notwithstanding any other provisions of this Section 4, the Corporation shall not be required to make any adjustment for the Conversion Price for the issuance of (A) any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of optional amounts in shares of Common Stock under such plan or (B) any options, rights or shares of Common Stock pursuant to any stock option, stock purchase or any stock-based plan maintained by the Corporation. All calculations under this Section 4 shall be made to the nearest cent (with $.005 being rounded upward), or to the nearest one tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) of this
                  Section 4 to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of other assets (other than cash dividends) hereafter made by the Corporation to its shareholders shall not be taxable, or if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

                  (e) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, issuer or self tender offer for all or a substantial portion of the shares of Common Stock outstanding, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock, but excluding any transaction as to which paragraph (d)(i) of this Section 4 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into or shall have the right to receive stock, securities or other property (including cash or any combination thereof), each share of the Series B Preferred Stock, if convertible after the consummation of the Transaction, shall thereupon be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of the Series B Preferred Stock was convertible immediately prior to such Transaction. The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of shares of the Series B Preferred Stock that remain outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

                  (f)      If:

                           (i) the Corporation shall declare a dividend (or
                  any other distribution) on the Common Stock (other than cash dividends and cash distributions); or

                           (ii) the Corporation shall authorize the
                  granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or series of capital stock or any other rights or warrants; or

                           (iii) there shall be any reclassification of the
                  outstanding Common Stock or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or a statutory share exchange, or an issuer or self tender offer by the Corporation for all or a substantial portion of its outstanding shares of Common Stock ( or an amendment thereto changing the maximum number of shares sought or the amount or type of consideration being offered therefor) or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

                           (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation,

         then the Corporation shall cause to be filed with the transfer agent and shall cause to be mailed to each holder of shares of the Series B Preferred Stock at such holder's address as shown on the stock records of the Corporation, as promptly as possible but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the record date for the payment of such dividend, distribution or rights or warrants, or, if a record date is not established, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution, or winding up or (C) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceeding described in this Section 4(f).

                  (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation (i) shall promptly file with the transfer agent an officer's certificate describing in reasonable detail such adjustment, setting forth the adjusted Conversion Price and the date such adjustment became effective, which certificate shall be conclusive evidence of the correctness of such adjustment of the Conversion Price and (ii) shall mail by first class mail, postage prepaid, as soon as practicable, such notice of such adjustment of the Conversion Price to each holder's last address as shown on the stock records of the Corporation.

                  (h) In any case in which paragraph (d) of this Section 4 provides that an adjustment shall become effective on the next day following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of the Series B Preferred Stock converted after such record date and before the occurrence of such event of the additional Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon the conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 4.

                  (i) There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction, except as specifically set forth in this Section 4.

                  (j) If the Corporation shall take any action affecting the Common Stock, other than action described in this Section 4, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of shares of the Series B Preferred Stock, the Conversion Price may be adjusted, to the extent permitted by law, in such manner, if any, and at such time as the Board of Directors, in its sole discretion, may determine to be applicable under the circumstances, it being understood that the Board of Directors shall have no obligation to make such adjustment.

                  (k) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock solely for the purpose of effecting conversion of the shares of the Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of the Series B Preferred Stock. The number of shares of Common Stock deliverable upon the conversion of all outstanding shares of the Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder (and without regard to the limitation with respect to the Ownership Limit set forth in the Charter of the Corporation).

                  The Corporation covenants that any shares of Common Stock issued upon conversion of the shares of the Series B Preferred Stock shall be validly issued, fully paid and nonassessable. The Corporation will not be required to permit conversion unless the Common Stock issuable upon conversion of the shares of the Series B Preferred Stock is listed on any securities exchange on which the Common Stock is then listed.

                  (l) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion or redemption of shares of the Series B Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series B Preferred Stock to be converted or redeemed, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

                  5. Conversion by the Corporation. (a) If, at any time, the Corporation in good faith determines that a conversion pursuant to Section 4 will cause Benefit Plan Investors to own in excess of 24.9% of the aggregate number of outstanding shares of the Series B Preferred Stock (excluding for this purpose any shares held by persons exercising investment management authority over the assets of the Corporation or providing investment advice for a fee with respect to such assets and any affiliates of such persons), the Corporation shall have the right to cause shares of the Series B Preferred Stock that are held by Benefit Plan Investors (as determined by the Corporation in good faith) to be converted into Common Stock (without the necessity of any action on behalf of the holders of such shares) so that following such conversion Benefit Plan Investors do not own more than 24.9% of the outstanding shares of the Series B Preferred Stock (excluding for this purpose any shares held by persons exercising investment management authority over the assets of the Corporation or providing investment advice for a fee with respect to such assets and any affiliates of such persons). Each share of the Series B Preferred Stock to be converted pursuant to this Section 5 shall be converted into the number of fully paid and non-assessable shares of authorized but previously unissued shares of Common Stock obtained by dividing the Initial Liquidation Preference per share of the Series B Preferred Stock plus accrued and unpaid dividends thereon to the Conversion Date by the Conversion Price.

                  (b) If fewer than all the outstanding shares of the Series B Preferred Stock that are held by Benefit Plan Investors (as determined by the Corporation in good faith) are to be converted, the number of shares to be converted shall be determined by the Board of Directors and such shares shall be converted pro rata from the holders of such shares that are Benefit Plan Investors (as determined by the Corporation in good faith) in proportion to the number of such shares held by such holders (as nearly as may be practicable without creating fractional shares) or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable.

                  (c) The Corporation shall exercise its right to convert shares of the Series B Preferred Stock pursuant to this Section 5 by resolution or written consent of the Board of Directors or a duly authorized committee thereof or as otherwise authorized by the Board of Directors. In the event the Corporation shall exercise its right to cause the conversion of shares of the Series B Preferred Stock pursuant to this Section 5, notice of such exercise shall be given by first class mail, postage prepaid, mailed as soon as practicable following such exercise, to each holder of shares of the Series B Preferred Stock that is a Benefit Plan Investor (as determined by the Corporation in good faith), at the address of such holder as the same appears on the stock ledger of the Corporation. No failure to give such notice or any defect therein or the mailing thereof will affect the validity of the conversion of shares of the Series B Preferred Stock pursuant to this Section 5. Each such notice shall state: (i) the Conversion Date (defined below); (ii) the number of shares of the Series B Preferred Stock held by such holder that were converted; (iii) the Conversion Price; and (iv) the place or places where certificates for shares of the Series B Preferred Stock are to be surrendered.

                  (d) The holder of any share of the Series B Preferred Stock that has been converted pursuant to this Section 5 shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the transfer agent immediately following receipt of the notice described in Section 5(c). Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of the Series B Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

                  As promptly as practicable after the surrender of certificates for shares of the Series B Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or send on such holder's written order, (i) a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares of the Series B Preferred Stock and (ii) if necessary, a certificate or certificates for the number of full shares of the Series B Preferred Stock that were not subject to conversion, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section 4(c).

                  Each conversion pursuant to this Section 5 shall be deemed to have been effected on the date that the Corporation exercises its right to convert shares of the Series B Preferred Stock in accordance with this Section 5 (the "Conversion Date"), unless the stock transfer books of the Corporation shall be closed on that date in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which that the Corporation exercised its rights under this Section 5. Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Stock issued upon such conversion.

                  (e) From the Conversion Date to the time that a holder surrenders its shares in accordance with this Section 5(d), the Corporation shall treat for all purposes the certificate(s) held by such holder as representing both (i) the number of shares of the Series B Preferred Stock that are not subject to conversion and (ii) the number of shares of Common Stock that were issuable upon conversion.

                  (f) For purposes of this Section 5, the following terms shall have the following meanings:

                           "Benefit Plan Investor" means any employee
                  benefit plan as defined in Section 3(3) of ERISA, whether or not subject to ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (including without limitation foreign plans and governmental plans), and any entity whose underlying assets include the assets of any such plan by reason of the plan's direct or indirect investment in such entity (but only to the extent of the plan's interest in such entity).

                           "ERISA" means the Employee Retirement Income
                  Security Act of 1974, as amended or any successor law.

                  6. Liquidation Rights. (a) Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of the Series B Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its stockholders, before any payment or distribution shall be made on the common stock or on any other class of stock ranking junior to the Series B Preferred Stock upon liquidation, liquidating distributions in the amount of the Initial Liquidation Preference, plus accrued and unpaid dividends thereon, if any, to the date of liquidation.

                  (b) After the payment to the holders of the shares of the Series B Preferred Stock of the full preferential amounts provided for in this Section 6, the holders of the Series B Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

                  (c) If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the liquidating distribution on the shares of the Series B Preferred Stock and the corresponding amounts payable on any other shares of stock of the Corporation ranking as to any such distribution on a parity with the shares of the Series B Preferred Stock are not paid in full, the holders of the shares of the Series B Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they are entitled.

                  (d) Neither the sale of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of this Section 6.

                  7. Ranking. For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

                  (a) prior to the shares of the Series B Preferred Stock, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of the Series B Preferred Stock;

                  (b) on a parity with shares of the Series B Preferred Stock, either as to dividends or upon dissolution, liquidation or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of the Series B Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of the Series B Preferred Stock (any stock on a parity as to both dividends and amounts payable upon dissolution, liquidation or winding up shall be hereinafter referred to as "Parity Stock"). The 10 1/2% Series A Senior Cumulative Convertible Redeemable Preferred Stock of the Corporation shall be deemed to rank pari passu with shares of the Series B Preferred Stock; and

                  (c) junior to shares of the Series B Preferred Stock, either as to dividends or upon liquidation, if such class shall be common stock or if the holders of shares of the Series B Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

                  8. Voting Rights. The shares of the Series B Preferred Stock shall not have any voting powers, either general or special, except as set forth below. In the event that the holders of shares of the Series B Preferred Stock are entitled to vote as set forth below, each share will be entitled to one vote on such matters.

                  (a) If the Corporation fails to pay full dividends on the shares of the Series B Preferred Stock on six consecutive dividend payment dates, then in accordance with the bylaws of the Corporation, the Board of Directors shall take all requisite action in accordance with the Maryland General Corporation Law to increase by two the number of directors of the Corporation and the holders of the shares of the Series B Preferred Stock, voting together with the holders of any other outstanding Parity Stock that share this right as a single class, shall have the right to elect two additional directors of the Corporation to fill such newly created directorships at an annual meeting of stockholders or special meeting held in place thereof or at a properly called special meeting of the holders of the shares of the Series B Preferred Stock and of any such Parity Stock, and at each subsequent annual meeting of stockholders or special meeting held in place thereof. Once all accrued dividends on the shares of the Series B Preferred Stock have been paid in full, (i) the voting rights of the holders of the shares of the Series B Preferred Stock shall, without further action, terminate, subject to revesting and (ii) the term of office of the directors elected by the holders of the shares of the Series B Preferred Stock and any such Parity Stock (the "Preferred Directors") shall, without further action, terminate unless otherwise required by law. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of the Series B Preferred Stock and any such Parity Stock, voting together as a single class, at a meeting of the Corporation's stockholders, or of the holders of shares of the Series B Preferred Stock and of any such Parity Stock, called for the purpose. So long as a default in any preference dividends on the shares of the Series B Preferred Stock shall exist, (i) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (ii)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (ii) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of the Series B Preferred Stock and any such Parity Stock, voting together as a single class, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director.

                  (b) Without the consent of the holders of shares entitled to cast at least 66 2/3% of the votes entitled to be cast by the holders of the total number of shares of the Series B Preferred Stock then outstanding, the Corporation may not (i) create any class or series of stock which shall have preference as to dividends or upon liquidation, dissolution or winding up over shares of the Series B Preferred Stock or (ii) alter or change the provisions of the Charter of the Corporation so as to adversely affect the voting power, preferences or special rights of the holders of shares of the Series B Preferred Stock.

                  (c) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required is effected, all outstanding shares of the Series B Preferred Stock have been redeemed or called for redemption and sufficient funds have been deposited in trust to effect such redemption pursuant to Section 3.



                  IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf on this ___ day of _____, 2000 by its President who acknowledges that these Articles Supplementary are the act of the Corporation and to the best of his knowledge, information and belief and under penalties for perjury, all matters and facts contained in these Articles Supplementary are true in all material respects.

                                         ANTHRACITE CAPITAL, INC.


                                         By_________________________
                                             Name:  Hugh Frater
                                             Title:  President


ATTEST:



By________________________
  Name:
  Title: Secretary